  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 1999

                                          REGISTRATION STATEMENT NO. 333-48955

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        ADVANTA AUTO FINANCE CORPORATION
                   (As sponsor of the trusts described herein)

    Nevada           500 Office Center Drive, Suite 400         23-2826077
(Jurisdiction)      Fort Washington, Pennsylvania 19034      (I.R.S. Employee
                       (Address of principal offices)       Identification No.)

                             ----------------------

                                Kevin Shipe, Esq.
                        Advanta Auto Finance Corporation
                       500 Office Center Drive, Suite 400
                       Fort Washington, Pennsylvania 19034
                                 (215) 283-4200
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------
                                    Copy To:
                              Chris DiAngelo, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                              ---------------------

                  Approximate date of commencement of proposed
                 sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

        If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
            Title of Securities                   Amount          Proposed Maximum       Proposed Maximum            Amount
             Being Registered                      To Be         Aggregate Price Per    Aggregate Offering    Of Registration Fee
                                               Registered(2)           Unit(1)               Price(1)                 (2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
Auto Receivables Asset Backed Notes and        $186,637,898.30           100%               $186,637,898.30         $55,058.18
Auto Receivables Asset Backed Certificates
(together, the "Securities")
------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.


(2) Paid on June 17, 1998.



(3) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3, File No. 333-19733 (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($46,206,000, as of January 25, 1999) shall be carried forward to this Registration
    Statement. The filing fee related to the amount being carried forward was paid when the Prior Registration Statement was filed.

                             ----------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATIONSTATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT MAY BE USED IN CONNECTION WITH THE SECURITIES COVERED BY REGISTRATION STATEMENT NO. 333-19733.
===============================================================================

                            CROSS REFERENCE SHEET
                                 TO FORM S-3



               Item and Caption in Form S-3                           Caption or Location in Prospectus
               ----------------------------                           ---------------------------------
 1.   Forepart of the Registration Statement and Outside Front
      Cover Page of Prospectus................................  Forepart of Registration Statement; Outside Front Cover
                                                                Page**
 2.   Inside Front and Outside Back Cover Page of Prospectus..  Inside Front and Outside back Cover Page**
 3.   Summary Information, Risk Factors and Ratio of
      Earnings to Fixed Charges...............................  Summary of Prospectus**; Risk Factors**;
 4.   Use of Proceeds.........................................  Use of Proceeds
 5.   Determination of Offering Price.........................  *
 6.   Dilution................................................  *
 7.   Selling Security Holders................................  *
 8.   Plan of Distribution....................................  Methods of Distribution**
 9.   Description of Securities to be Registered..............  Outside Front Cover Page**;
                                                                Summary of Prospectus**;
                                                                Description of the Securities**;
                                                                Certain Federal Income Tax Consequences**
10.   Interests of Named Experts and Counsel..................  *
11.   Material Changes........................................  *
12.   Incorporation by Reference..............................  See Page II-3
13.   Disclosure of Commission Position on Indemnification
      for Securities Act Liabilities..........................  See Page II-4

----------------------------------

 *    Not applicable or answer is negative.
**    To be completed from time to time by Prospectus Supplement.

                            SUBJECT TO COMPLETION


Prospectus Supplement

(To Prospectus Dated January __, 1999)


$__________ (Approximate)


Advanta Automobile Receivables Trust 1999-_

$__________ Class A-1 ____% Asset Backed Notes

$__________ Class A-2 ____ Asset Backed Notes


                                [Advanta logos]


Advanta Automobile Receivables Trust 1999-_ (the "Trust") will be formed pursuant to a Trust Agreement to be dated as of ________________ and entered into among Advanta Auto Finance Corporation, as the sponsor of the Trust, Advanta Auto Receivables Corp. I, as seller (the "Seller"), and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"). The Class A-1 ____% Asset Backed Notes (the "Class A-1 Notes") and the Class A-2 ____% Asset Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") will be issued pursuant to an Indenture to be dated as of _______________ (the "Indenture") between the Trust and Norwest Bank Minnesota, National Association, as indenture trustee and as Trust collateral agent (the "Indenture Trustee" and the "Trust Collateral Agent"). The Trust will also issue $_________ aggregate principal amount of ____% Asset Backed Certificates which are not offered hereby but will initially be retained by the Seller (the "Certificates" and, together with the Notes, the "Securities").



The assets of the Trust will consist primarily of a pool of sub-prime motor vehicle retail installment sale contracts (the "Receivables") secured by new and used automobiles, light trucks and vans financed thereby (the "Financed Vehicles"), certain payments made under the Receivables on or after _________, 1999 (the "Cut-Off Date"), security interests in the Financed Vehicles and certain other property, all as more fully described herein.


Full and timely payment of the Scheduled Payments (as defined herein) in respect of the Notes on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by

                                  [FSA logo]

See "Risk Factors" at page S-10 herein and at page 15 in the accompanying Prospectus for a discussion of certain factors which should be considered by prospective investors in the Notes offered hereby.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


------------------------------------------------------------------------------------------------------------------------
                                     Price to Public            Underwriting Discount         Proceeds to the Trust
------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note               100.00%                                        %                              %
------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Note               100.00%                                        %                              %
------------------------------------------------------------------------------------------------------------------------
Total                            $                                    $                             $
------------------------------------------------------------------------------------------------------------------------


The Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.


It is expected that the Notes will be offered globally and delivered in book-entry form on or about _______ __, 1999 through the facilities of The Depository Trust Company ("DTC"), CEDEL S.A. ("Cedel") and the Euroclear System ("Euroclear") against payment in immediately available funds.


----------------------

[Name of Underwriter]


-------------------------------------------------------------------------------

           The date of this Prospectus Supplement is _____ __, 1999.

                  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE TRANSACTIONS, SEE "UNDERWRITING."

                ---------------------------------------------

                  The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Notes offered hereby, prospective investors should carefully consider the information contained in this Prospectus Supplement and the Prospectus.

                  There currently is no secondary market for the Notes. The Underwriter intends to make a market in the Notes but has no obligation to do so. There is no assurance that one will develop or, if one does develop, that it will continue until the Notes are paid in full.

                  Until 90 days from the date of this Prospectus Supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             AVAILABLE INFORMATION


                  Advanta Auto Finance Corporation (in its individual capacity, the "Company") has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Notes offered pursuant to the Prospectus dated January __, 1999 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, 13th Floor, New York, New York 10048, and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                          REPORTS TO THE NOTEHOLDERS

                  So long as the Notes are in book-entry form, monthly and annual reports concerning the Notes and the Trust will be sent to Cede & Co., as the nominee of DTC and as registered holder of the Notes pursuant to the Sale and Servicing Agreement. DTC will supply such reports to beneficial owners in accordance with its procedures. See "Risk Factors," "Description of the Securities -- Book-Entry Registration" and " -- Reports to Securityholders" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust will provide financial information to the registered holder which has been examined and reported upon, with an opinion expressed by an independent public accountant; to the extent not so required, such financial information will be unaudited. The Seller has determined that the financial statements of no entity other than the Insurer are material to the offering made hereby. The Trust will be formed to own the Receivables and to issue the Securities. The Trust will have no assets or obligations prior to issuance of the Securities and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


                  In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of Financial Security Assurance Inc. (the "Insurer") and Subsidiaries included in, or as exhibits to, the Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended __________, 1998, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in the Registration Statement (as defined in the Prospectus) of which this Prospectus and Prospectus Supplement form a part.
All financial statements of the Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

                  The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Notes offered hereby and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

                  The Company will provide, without charge, to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be sent to Advanta Auto Finance Corporation, Attention: Law Department, 500 Office Center Drive, Suite 400, Fort Washington, Pennsylvania 19034, telephone (215) 444-4200.

                                    SUMMARY

                  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Index of Terms in the Prospectus for the definitions of certain capitalized terms.


Issuer........................ Advanta Automobile Receivables Trust 1999-__
                               (the "Trust" or the "Issuer").


Seller........................ Advanta Auto Receivables Corp. I, a Nevada
                               corporation. The principal executive offices of the Seller are located at 1325 Airmotive Way, Suite 130, Reno, Nevada 89502, and the telephone number of the Seller is (800) 851-5215.

Master Servicer .............. Advanta Auto Finance Corporation (in its
                               individual capacity, the "Company" and, as master servicer, the "Master Servicer"), a Nevada corporation. The principal executive offices of the Master Servicer are located at 500 Office Center Drive, Suite 400, Fort Washington, Pennsylvania 19034, and the telephone number of the Master Servicer is
                               (215) 444-4200.

Insurer ...................... Financial Security Assurance Inc. (the
                               "Insurer"), a financial guaranty insurance company incorporated under the laws of the State of New York.

Indenture Trustee and
Trust Collateral Agent.......  Norwest Bank Minnesota, National Association
                               (the "Indenture Trustee" and the "Trust
                               Collateral Agent"), a national banking
                               association formed under the laws of the United States. The corporate trust offices of the Indenture Trustee are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, and the telephone number of the Indenture Trustee is (612) 667-1234.

Owner Trustee ................ Wilmington Trust Company (the "Owner Trustee"),
                               a Delaware banking corporation, acting not in its individual capacity but solely as trustee under the Trust Agreement. The corporate trust offices of the Owner Trustee are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention:
                               Corporate Trust Administration, and the
                               telephone number of the Owner Trustee is (302) 651-1000.


Cut-Off Date.................. The opening of business on ______, 1999.



Closing Date.................. On or about ________, 1999.



The Trust .................... The Trust will be a business trust established under the laws of the State of Delaware. The activities of the Trust are limited by the terms of the Trust Agreement, dated as of ______, between the Seller and the Owner Trustee (the "Trust Agreement"). The Trust will issue the Class A-1 Notes in the aggregate original principal amount of $__________ and the Class A-2 Notes in the aggregate original principal amount of $__________. The Trust will also issue the Certificates, which are not offered hereby but will initially be retained by the Seller. The Notes will be issued pursuant to an Indenture, dated as of _________, between the Issuer and the Indenture Trustee (the "Indenture"). The Notes will be offered for purchase in denominations of $100,000 and integral multiples of $1,000 in excess thereof, in book-entry form only. See "Description of the Securities -- Book-Entry Registration" in the Prospectus.


                               The Notes will be secured by the assets of the Trust pursuant to the Indenture.


Trust Property................ The assets of the Trust (the "Trust Property")
                               will include (i) the Receivables, (ii) all monies received on or after the Cut-Off Date with respect to the Receivables, (iii) the security interests in the Financed Vehicles,
                               (iv) all rights to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering the Financed Vehicles or the Obligors, as the case may be, (v) all of the Seller's rights of recourse against Dealers or any Unaffiliated Originators (as defined herein) relating to the Receivables, (vi) all of the Seller's rights to all documents contained in the Receivables Files, (vii) all rights to liquidation proceeds from the sale of repossessed Financed Vehicles,
                               (viii) such amounts as from time to time may be held in one or more accounts established and maintained by the Trust Collateral Agent pursuant to the Sale and Servicing Agreement, dated as of __________, among the Issuer, the Seller, the Master Servicer and the Trust Collateral Agent (the "Sale and Servicing Agreement"), as described below, (ix) all of Seller's rights and benefits under the Purchase Agreement, (x) all proceeds of the foregoing,
                               (xi) all rights to receive payments under certain circumstances from certain collateral accounts established for the benefit of the Noteholders and (xii) certain other property, as more fully described herein.


                               The Receivables will be purchased by the Seller from the Company pursuant to a purchase agreement (the "Purchase Agreement") between the Seller and the Company on or prior to the date of issuance of the Securities.

Receivables................... The Receivables primarily consist of sub-prime motor vehicle retail installment sale contracts between dealers and retail purchasers which are secured by new and used automobiles, light duty trucks and vans financed thereby. Each Obligor's obligation under its Receivable is a full recourse obligation. The "Obligor" refers to the obligor or obligors under each Receivable, including any guarantor. The Receivables contain provisions which unconditionally obligate the Obligor to make all payments under the related Receivable. See "The Receivables Pool" herein.

                               Unless otherwise noted, all statistical
                               percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Receivables as of the Cut-Off Date. The statistical information in this Prospectus Supplement reflects the statistical characteristics of the pool of Receivables as of the Cut-Off Date. Between the Cut-Off Date and the Closing Date, some Receivables may be deleted from the pool as it stood on the Cut-Off Date. As a result of the foregoing, the statistical distribution of such characteristics of the final pool as of the Closing Date will vary somewhat from the Cut-Off Date pool, although such variance will not be material.

                               The Receivables have, as of the Cut-Off Date, a weighted average annual percentage rate ("APR") of approximately _____%, a weighted average original maturity of approximately ___ months and a weighted average remaining maturity of approximately ___ months. Each Receivable provides for the allocation of payments according to (i) the simple interest method,
                               (ii) the "Rule of 78's" method or (iii) the actuarial method. See "The Receivables Pool" herein for more statistical information relating to the pool of Receivables. See also "The Receivables -- The Contracts" in the Prospectus for more information.

Terms of the Notes............ The principal terms of the Notes will be as described below:


  A. Distribution Dates ...... Payments of interest on and principal of the
                               Notes will be made on the 15th day of each month or, if the 15th day is not a Business Day, on the next following Business Day (each, a "Distribution Date") commencing _______, 1999. Each reference to a "Payment Date" in the accompanying Prospectus shall refer to a Distribution Date. Payments will be made to holders of record of the Notes (the "Noteholders") as of the close of business on the Business Day immediately preceding such Distribution Date (a "Record Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in the State of Delaware, Nevada, Minnesota, Pennsylvania or New York are authorized or obligated to be closed.



  B. Final Scheduled
     Distribution Dates ...... For the Class A-1 Notes, ____________. For the
                               Class A-2 Notes, ________.


  C. Interest Rates .......... The Class A-1 Notes and the Class A-2 Notes
                               will bear interest at the applicable fixed per annum rates set forth on the cover page hereof (the "Class A-1 Note Interest Rate" and the "Class A-2 Note Interest Rate," respectively). Each such interest rate for a Class of Notes is referred to as an "Interest Rate."

  D. Interest ................ Interest on the principal amount of the Class
                               A-1 Notes and the Class A-2 Notes outstanding immediately prior to a Distribution Date will accrue at the applicable Interest Rate from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the 15th day of the calendar month in which such Distribution Date occurs (each such period, an "Interest Period"). Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                               Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. The amount of interest distributable on the Notes on each Distribution Date will equal interest accrued during the related Interest Period, plus any shortfall amount carried forward. See "Description of the Notes -- Payments of Interest" herein.

  E. Principal................ Principal of the Notes will be payable on each
                               Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date. The Noteholders' Principal Distributable Amount will be an amount equal to the sum of (x) the Noteholders' Percentage (as defined herein) of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date.

                               The "Principal Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly
                               Period: (i) collections on Receivables (other than Liquidated and Purchased Receivables (as defined herein)) allocable to principal, including full and partial principal prepayments; (ii) the principal balance of all Receivables (other than Purchased Receivables) that became Liquidated Receivables during the related Monthly Period; (iii) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables with respect to the related Monthly Period; (iv) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or the Company during such Monthly Period but were not so repurchased; and (v) the aggregate amount of Cram Down Losses (as defined herein) during such Monthly Period. See "Description of the Trust Documents -- Distributions" herein.

                               "Purchase Amount" means the Principal Balance and all accrued and unpaid interest on a Receivable as of the date of purchase after giving effect to receipt of monies collected from all sources on such Receivable.

                               The Noteholders' Percentage will be ____% until the Class A-2 Notes have been paid in full and, thereafter, will be zero. Principal payments on the Notes will be applied on each Distribution Date sequentially to the Class A-1 Notes and the Class A-2 Notes, in that order, until the respective principal amount of each such Class of Notes has been paid in full. No principal of the Class A-2 Notes will be paid until the outstanding principal amount of the Class A-1 Notes has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class.

  F. Optional Redemption...... The Class A-2 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Master Servicer exercises its option to purchase the Receivables (with the prior written consent of the Insurer if a claim has been made under the Policy or if such redemption would result in a claim under the Policy or if such redemption would result in any amount owing to the Insurer remaining unpaid), which subject to certain requirements, can occur after the Pool Balance declines to 10% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Notes of such Class plus accrued and unpaid interest thereon. See "Description of the Notes -- Optional Redemption" herein. The Original Pool Balance will equal the aggregate principal balance of the Receivables as of the Cut-Off Date (the "Original Pool Balance").


  G. Events of Default........ The Notes may be accelerated and subject to immediate payment at par upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance and Indemnity Agreement, dated as of _______ (the "Insurance Agreement"), among the Insurer, the Trust, the Company and the Seller. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par. See "Description of the Notes -- Events of Default" herein.


                               The Policy does not guarantee payment of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part. See "The Policy" herein.

Credit Enhancement............ The credit enhancement available for the benefit of the Noteholders will primarily consist of the Policy, subordination of the Certificates and, to the extent available, the Spread Account. See "Credit Enhancement -- Spread Account" herein.

  A.  The Policy.............. On the Closing Date, the Insurer will issue to the Trust Collateral Agent, as agent for the Indenture Trustee, a financial guaranty insurance policy (the "Policy"). Pursuant to the Policy, the Insurer will unconditionally and irrevocably guarantee to the Noteholders payment of the Scheduled Payments (as defined herein) for each Distribution Date. See "The Policy" and "Description of the Trust Documents -- Distributions" herein.

  B.  Subordination of
         Certificates......... The Certificates will not receive any distribution with respect to a Distribution
                               Date until the full amount of the Noteholders' Distributable Amount with respect to such Distribution Date has been deposited in the Note Distribution Account and until certain collateral accounts established for the benefit of the Noteholders have been fully funded and certain amounts owed to the Insurer have been paid. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal distributable to them on each Distribution Date and to afford the Noteholders limited protection against losses in respect of the Receivables.

  C.  Spread Account.......... On the Closing Date, the Seller will establish a separate collateral account (the "Spread
                               Account") with the Trust Collateral Agent pursuant to the Spread Account Agreement dated the Closing Date (the "Spread Account Agreement"). The Spread Account will not be property of the Trust, but will be held by the Trust Collateral Agent and pledged to the Indenture Trustee for the benefit of the Noteholders and the Insurer. The amount required to be on deposit in the Spread Account may increase or decrease without Noteholder consent and there can be no assurance that the amounts on deposit in the Spread Account will reach the Specified Spread Account Requirement (as defined herein) or be available to make payments with respect to the Notes because the Spread Account Agreement may be amended or terminated by the Insurer without Noteholder consent. Amounts on deposit or to be deposited in the Spread Account may be distributed to persons other than the Insurer or the Noteholders without the consent of the Noteholders. Consequently, the Noteholders should not rely on amounts on deposit in or to be deposited to the Spread Account in evaluating the likelihood of receiving repayment of the Notes.

Tax Status.................... In the opinion of Dewey Ballantine LLP, special federal tax counsel to the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. See "Certain Federal Income Tax Consequences" herein.

ERISA Considerations.......... Subject to the conditions and considerations discussed under "ERISA Considerations," the
                               Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"). See "ERISA Considerations" herein.

Ratings....................... It is a condition to issuance that the Class
                               A-1 Notes and the Class A-2 Notes be rated
                               "AAA" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). The ratings by the Rating Agencies of the Notes will be based on the Policy. There is no assurance that the ratings initially assigned to the Notes will not subsequently be lowered or withdrawn by the Rating Agencies. See "Risk Factors -- Ratings on the Notes" herein.

                                 RISK FACTORS

                  Prospective Noteholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following risk factors in connection with the purchase of the Notes.

Subprime Lending. The Company's underwriting guidelines relate to a category of lending commonly known as "subprime," in which loans may be made to applicants who have experienced certain adverse credit events but who meet certain other creditworthiness tests. Such "subprime" loans may experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to a traditional lending program. See "Risk Factors" in the Prospectus.

Yield and Prepayment Considerations. The weighted average life of the Notes will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage, credit life and/or credit disability insurance, repurchases by the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, repurchases by the Company as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, repurchases by the Company as a result of certain Obligor payment failures with respect to Receivables purchased under Pool Purchase Agreements or the exercise by the Master Servicer or the Seller of its optional right to redeem the Notes as set forth herein.

                  The Seller has limited historical experience with respect to prepayments, has not as of the date hereof prepared data on prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The Seller can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. It is likely that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables as set forth in the related contracts.

Book-Entry Registration. Issuance of the Notes in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Notes for which they cannot obtain definitive physical securities representing such Noteholders' interests, except in certain circumstances described herein.

Noteholders may experience some delay in their receipt of distributions of interest on and principal of the Notes since distributions may be required to be forwarded by the Trustee to DTC, Cedel or Euroclear and, in such case, DTC, Cedel or Euroclear, as the case may be, will be required to credit such distributions to the accounts of its participating organization, which thereafter will be required to credit them to the accounts of the Noteholders either directly or indirectly through indirect participants. See "Risk Factors" and "Description of the Securities -- Book-Entry Registration" in the Prospectus.


Geographic Concentration. As of the Cut-Off Date, based on address information provided to the Seller, the Obligors resided in ___ states and the District of Columbia, with the largest concentration in Texas and Georgia, which account for ______% and _______%, respectively, of the aggregate principal balance of the Receivables in the Trust as of the Cut-Off Date. Adverse economic conditions in Texas and Georgia could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables.


Limited Assets. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, amounts on deposit in the Collection Account, the Note Distribution Account, the Certificate Distribution Account, and, with respect to the Notes only, the right to receive payments of claims made under the Policy. The Notes represent obligations of the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Master Servicer or any of its affiliates, or any other person or entity other than the Insurer to the extent described herein. See "The Policy" herein. Consequently, the Noteholders must rely upon payments on the Receivables and payments of claims made under the Policy and amounts, if any, available therefor in certain collateral accounts maintained for the benefit of the Insurer to make payments on the Notes.

Ratings on the Notes. It is a condition to the issuance of the Notes that they be rated in the highest rating category by each of the Rating Agencies. The rating of the Notes will depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Insurer. Any reduction in the rating assigned to the claims-paying ability of the Insurer below the rating in effect when the Notes were initially rated would likely result in a reduction of the rating of the Notes. The rating by a Rating Agency of the Notes is not a recommendation to purchase, hold or sell the Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor but addresses the likelihood of the payment of principal of and interest on the Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that ratings will not be reduced, suspended or withdrawn by the Rating Agencies.

Events of Default Under the Indenture. So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture and an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes. Following the occurrence of an Event of Default, the Indenture Trustee will continue to submit claims under the Policy as necessary to enable the Trust to continue to make payments of the Noteholders' Distributable Amount in accordance with the terms thereof on each Distribution Date. Following the occurrence of an Event of Default, however, the Insurer may elect, in its sole discretion, to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon.

                            FORMATION OF THE TRUST

General

                  The Issuer, Advanta Automobile Receivables Trust 1998-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

                  The Seller, immediately prior to its transfer of the Receivables to the Trust, will acquire the Receivables from the Company. Immediately prior to the delivery of the Receivables to the Trust, the Company will cause the Receivables to be segregated and identified as an asset that has been sold and assigned to the Trust. The Company will not seek to have amended or reissued the certificates of title of the vehicles (the "Financed Vehicles"). In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Risk Factors" in the Prospectus.

                  The Trust will initially be capitalized with equity equal to $__________, and Certificates equal to such amount will be sold to the Seller. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller and to fund the deposits in certain collateral accounts maintained for the benefit of the Insurer.

                  The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than the duties described above, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

The Owner Trustee

                  Wilmington Trust Company, acting not in its individual capacity but solely as the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Trust Collateral Agent and the Indenture Trustee

                  Norwest Bank Minnesota, National Association is the Trust Collateral Agent under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture. Norwest Bank Minnesota, National Association is a national banking association organized under the laws of the United States, the principal offices of which are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070. The Trust Collateral Agent's duties in connection with the Notes and the Trust Property is limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement. The Indenture Trustee's duties in connection with the Notes is limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

                              THE TRUST PROPERTY

                  The Trust Property will include (i) the Receivables, (ii) all monies received on or after the Cut-Off Date with respect to the Receivables, (iii) all of the Seller's security interests in the Financed Vehicles, (iv) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables, (v) all of the Seller's rights of recourse against Dealers or any Unaffiliated Originators relating to the Receivables, (vi) all rights under any service contracts relating to the Financed Vehicles, (vii) all of the Seller's rights in any original agreements, certificates of title, lien certificates and other documents relating to the Receivables and/or the Financed Vehicles (the "Receivables Files"), (viii) all property (including the right to receive future Net Liquidation Proceeds and recoveries) that secures a Receivable and that shall have been acquired by or on behalf of the Trust, (viii) all amounts and property from time to time held in or credited to the Collection Account (excluding any investment earnings thereon), the Note Distribution Account and the Certificate Distribution Account, (ix) all rights of the Seller under the Purchase Agreement, (x) all proceeds of the foregoing and (xi) all rights to receive payments under certain circumstances from certain collateral accounts established for the benefit of the Noteholders. The Trust Collateral Agent will hold the Policy with respect to all amounts payable to the Noteholders.

                  The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Monthly Period, after giving effect to all payments received from Obligors and any Purchase Amounts to be remitted by the Company or the Seller, for such Monthly Period and all losses, including Cram Down Losses, realized on Receivables liquidated during such Monthly Period.

                                USE OF PROCEEDS

                  The net proceeds to be received by the Trust from the sale of the Notes will be used by the Seller to purchase the Receivables from the Company and to make an initial deposit to the Spread Account.

                      YIELD AND PREPAYMENT CONSIDERATIONS

                  Holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes have been paid in full. Additionally, the Holders of the Notes and the Holders of the Certificates will receive their respective percentage of the principal payments as more fully described herein. The rate of payment on the Notes will depend on the rate of payment of the principal balance of the Receivables and will be affected by the allocation of principal payments between the Notes and the Certificates. See "Description of the Trust Documents -- Certain Allocations" herein.

                  All of the Receivables are prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life. The weighted average life is the average amount of time during which each dollar of principal with respect to a Receivable is outstanding. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. The principal payments on such Receivables may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to the Noteholders of amounts which would otherwise have been distributed over the remaining term of the Receivables. It is likely that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables as set forth in the contracts. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders.

                  Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

                  The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes a pool of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (iii) each month has 30 days; (iv) the initial principal amount of each Class of Notes is as set forth on the cover page hereof; (v) payments on the Notes are made on the 15th day of each month whether or not a Business Day; (vi) the Notes are purchased on the Closing Date; (vii) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity; (viii) the first due date for each Receivable is in the month of the assumed cutoff date for such Receivable as set forth in the following table; and (ix) either the Seller or the Master Servicer exercises its option to purchase the Receivables.

  Pool     Aggregate Principal Balance       APR       Assumed Cutoff Date    Original Term to      Remaining Term to
  ----     ---------------------------       ---       -------------------        Maturity              Maturity
                                                                                 (in Months)           (in Months)
                                                                                 -----------           -----------
             $
                                                %

                  The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes.

                   Percent of Initial Note Principal Balance
                          At Various ABS Percentages

                                       Class A-1 Notes                                Class A-2 Notes
                             ---------------------------------               --------------------------------
Distribution Date            0.0%      1.0%     1.7%      2.5%               0.0%     1.0%      1.7%     2.5%
-----------------            ----      ----     ----      ----               ----     ----      ----     ----
Closing Date

------------

------------

------------

------------

------------

Weighted Average Life:
(years)(1)

-----------------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.


                             THE RECEIVABLES POOL

General

                  Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Receivables as of the Cut-Off Date. The statistical information in this Prospectus Supplement reflects the statistical characteristics of the pool of Receivables as of the Cut-Off Date. Between the Cut-Off Date and the Closing Date, some Receivables may be deleted from the pool as of the Cut-Off Date. As a result of the foregoing, the statistical distribution of such characteristics of the final pool as of the Closing Date will vary somewhat from the Cut-Off Date pool, although such variance will not be material.

                  The Receivables in the pool were purchased by the Company from certain unaffiliated originators and owners (the "Unaffiliated Originators") pursuant to certain flow purchase agreements (the "Flow Purchase Agreements") or certain pool purchase agreements (the "Pool Purchase Agreements" and, together with the Flow Purchase Agreements, the "Unaffiliated Originator Agreements").

                  All Receivables are secured by either a new or used vehicle. As of the Cut-Off Date, approximately ___% of the Receivables, by aggregate principal balance, represented indirect financing of used vehicles and approximately ___% of the Receivables, by aggregate principal balance, represented indirect financing of new vehicles.

                  As of the Cut-Off Date, the Trust will not contain Receivables which are 30 or more days delinquent.

Underwriting Procedures

                  For Receivables purchased under Flow Purchase Agreements, the Unaffiliated Originators either originate or purchase such Receivables in accordance with the Company's established underwriting guidelines. Any Receivables which do not meet the Company's underwriting guidelines are not purchased by the Company unless the Receivables possess certain creditworthy compensating factors. The Unaffiliated Originators primarily originate or purchase the Receivables from dealers ("Dealers") pursuant to dealer agreements ("Dealer Agreements"). Dealer Agreements may provide for repurchase or recourse against the Dealer in case of a breach of a representation or warranty by the Dealer under a Dealer Agreement. Similarly, the Unaffiliated Originator Agreements may provide for repurchase or recourse against the Unaffiliated Originator in case of a breach of a representation or warranty by the Unaffiliated Originator therein. See "Advanta's Automobile Financing Program -- Underwriting" in the Prospectus.

                  The Company also purchases Receivables from time to time from Unaffiliated Originators pursuant to Pool Purchase Agreements. Such Receivables may be originated or purchased by a variety of Unaffiliated Originators under several discrete underwriting guidelines which may or may not coincide with the Company's underwriting guidelines. Prior to each pool acquisition, the Company reviews the Unaffiliated Originators' underwriting guidelines to determine if such guidelines utilize satisfactory methods and analysis to thoroughly assess prospective credit applicants. Upon purchase of a pool portfolio, the Company generally causes the automobile receivables to be reunderwritten on a sample basis.

                  The Company's underwriting guidelines relate to a category of lending commonly known as "subprime," in which loans may be made to applicants who have experienced certain adverse credit events but who meet certain other creditworthiness tests. Such "subprime" loans may experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to a traditional lending program. The Company's underwriting guidelines are reviewed and revised continuously based upon opportunities and prevailing conditions in the nonconforming auto market.

Selection Criteria

                  The Receivables were selected from the Company's portfolios on the basis of a number of criteria, including the following: each Receivable
(i) has an original term to maturity of [24 to 72] months, (ii) has a maturity of not later than _________, (iii) provides for level monthly payments that fully amortize the amount financed over the original term, and (iv) has an unpaid principal balance of not less than [$500]. The weighted average remaining term (number of payments) of the Receivables was approximately ___ months as of the Cut-Off Date.

                  The Receivables are installment sales contracts and installment loans which generally provide for equal monthly payments. Each Receivable provides for allocation of payments according to (i) the "sum of periodic balances" or "sum of monthly payments" method (each a "Rule of 78's Receivable"), (ii) the actuarial method (each, an "Actuarial Receivable") or
(iii) the simple interest method (each, a "Simple Interest Receivable"). Rule of 78's Receivables and Actuarial Receivables are sometimes referred to in this section as "Pre-Computed Receivables"). See "The Receivables -- The Contracts" in the Prospectus.

                  As payments are received under a Simple Interest Receivable, interest accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly less, in which case a larger portion of the principal balance will be due on the final scheduled payment date. In the case of a liquidation or repossession, amounts recovered are applied first to the expenses of repossession, then to unpaid interest and finally to unpaid principal.

                  With respect to Rule of 78's Receivables, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment which is allocated to the reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the "Rule of 78's." Under the Rule of 78's, the portion of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the Receivable by a fraction as described below.

                  The fraction used in the calculation of add-on interest earned each month under a Rule of 78's Receivable has (i) as its denominator, the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under such Receivable and (ii) as its numerator, the number of payments remaining under such Receivable before giving effect to the payment to which the fraction is being applied. The applicable fraction is then multiplied by the total add-on interest payable over the term of the Receivable to determine the amount of interest earned during that month. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

                  An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of such scheduled monthly payment.

                  All payments received by the Master Servicer on or in respect of Pre-Computed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case the Obligor may be subject to a late charge.

                  The composition, geographical distribution and distribution by APR, remaining principal balance and remaining term of the Receivables as of the Cut-Off Date are as set forth in the following tables.

             Composition of the Receivables as of the Cut-Off Date


                                                    New                    Used                   Total
                                                    --------------         --------------         ---------------
Initial Aggregate Principal Balance                 $_____________         $_____________         $_______________
Number of Receivables                               ______________         ______________         _____
Average Original Principal Balance                  $_____________         $_____________         $______
Range of Original Principal Balances                $_____ to $_____       $_____ to $_____       $_____ to $______
Average Remaining Principal Balance                 $_____________         $_____________         $______
Range of Remaining Principal Balances               $_____ to $_____       $_____ to $_____       $______ to $_________
Weighted Average APR                                ______%                ______%                _____%
Range of APRs                                       ____% to ____%         ____% to ____%         _____% to _____%
Weighted Average Original Terms                     __ months              __ months              __ months
Range of Original Terms                             __ to __ months        __ to __ months        __ to __ months
Weighted Average Remaining Terms                    __ months              __ months              __ months
Range of Remaining Terms                            __ to __ months        __ to __ months        _ to __ months




         Distribution of the Receivables by APR as of the Cut-Off Date



Range of APRs                          Number of          Percentage of            Aggregate          Percentage of
-------------                         Receivables           Number of          Principal Balance   Aggregate Principal
                                      -----------          Receivables         -----------------         Balance
                                                           -----------                                   --------
10.000% to 11.999%
12.000% to 13.999%
14.000% to 15.999%
16.000% to 17.999%
18.000% to 19.999%
20.000% to 21.999%
22.000% to 23.999%
24.000% to 25.999%
26.000% to 27.999%
28.000% to 29.999%
                                      -------               -------              ------------            -------
Total                                                       100.00%(1)          $                        100.00%(1)

-----------------------------
(1)      May not add up to 100% due to rounding.

        Distribution of the Receivables by Remaining Principal Balance
                            as of the Cut-Off Date


  Range of Remaining     Number of Receivables    Percentage of Number    Aggregate Principal        Percentage of
  Principal Balances     ---------------------       of Receivables             Balance           Aggregate Principal
  ------------------                                 --------------             -------                 Balance
                                                                                                        -------
       $882 to $4,999
       5,000 to 9,999
     10,000 to 14,999
     15,000 to 19,999
     20,000 to 24,999
     25,000 to 29,380
                                 ------                   ------            ------------                 ------
Total                                                     100.00%(1)                                     100.00%(1)


-----------------------------
(1)      May not add up to 100.00% due to rounding.


      Geographical Distribution of the Receivables as of the Cut-Off Date


State (1)                               Number of        Percentage of     Aggregate Principal       Percentage of
---------                              Receivables         Number of             Balance          Aggregate Principal
                                       -----------        Receivables            -------                Balance
                                                          -----------                                   -------
Texas
Georgia
California
Louisiana
Tennessee
Florida
North Carolina
Mississippi
Connecticut
Nevada
New Jersey
Arizona
Massachusetts
Other
                                         ------              ------            ------------             ------
Total                                                        100.00%(2)        $                        100.00%(2)


-----------------------------
(1)      Based upon the billing addresses of the Obligors.
(2)      May not add up to 100.00% due to rounding.

        Distribution of the Receivables by Remaining Terms to Maturity
                            as of the Cut-Off Date


  Range of Remaining     Number of Receivables    Percentage of Number    Aggregate Principal        Percentage of
   Terms to Maturity     ---------------------       of Receivables             Balance           Aggregate Principal
   -----------------                                 --------------             -------                 Balance
                                                                                                        -------
 8 to 11
12 to 17
18 to 23
24 to 29
30 to 35
36 to 41
42 to 47
48 to 53
54 to 59
60 to 68
                                 ------                  ------              ------------                 ------
Total                                                    100.00%(1)          $                            100.00% (1)


-----------------------------
(1)      May not add up to 100.00% due to rounding.


                                  THE SELLER

General


                  The Seller is a Nevada corporation which is a direct subsidiary of Advanta Auto Finance Corporation, the Master Servicer, and is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Corp."), a publicly-traded company based in Springhouse, Pennsylvania with assets as of ________, 1998 in excess of $____ billion. Advanta Corp., through its subsidiaries (including the Master Servicer), managed assets (including auto loans) in excess of $____ billion as of March 31, 1998. The Seller's principal offices are located at 1325 Airmotive Way, Suite 130, Reno, Nevada 89502, and the Seller's telephone number is (800) 851-5215.


                  The Seller is organized for the limited purpose of purchasing Receivables from the Company and transferring such Receivables to third parties (such as the Trust) and any activities incidental to and necessary to the accomplishment of such purpose.

                      THE COMPANY AND THE MASTER SERVICER

General

                  The Master Servicer is a wholly-owned subsidiary of Advanta Mortgage Holding Company and an indirect subsidiary of Advanta Corp. The Master Servicer was incorporated in Nevada on October 20, 1995. The Master Servicer purchases and causes to be serviced automobile loans which are originated and assigned to the Master Servicer directly or indirectly by Unaffiliated Originators and directly or indirectly by Dealers. The Master Servicer's executive offices are located at 500 Office Center Drive, Suite 400, Fort Washington, Pennsylvania 19034; and its telephone number is (215) 444-4200.

                  The Master Servicer will service the Receivables in accordance with the terms set forth in the Sale and Servicing Agreement. The Master Servicer may perform its obligations under the Sale and Servicing Agreement through one or more subservicers subject generally to the prior written consent of the Insurer. The Master Servicer has entered into a sub-servicing agreement (the "Sub-servicing Agreement") with Nuvell Financial Services Corp., which provides for the servicing and administration of the Receivables. Notwithstanding any such subservicing arrangements, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Receivables.

The Master Servicer

                  Upon the occurrence and continuance of a Master Servicer Termination Event, the Trust Collateral Agent may, with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or shall, at the direction of the Insurer (or, if an Insurer Default shall have occurred and be continuing, at the direction of a majority of the Noteholders (the "Note Majority")), terminate the Master Servicer and appoint a successor servicer acceptable to the Insurer or to the Note Majority, as the case may be. The Insurer may remove the Master Servicer, and the Master Servicer may resign only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation shall become effective until a successor servicer acceptable to the Insurer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith. See "Description of the Trust Documents -- Master Servicer Termination Event" herein.

                  The Master Servicer may not delegate its obligations under the Sale and Servicing Agreement, in whole or in part, to any third party unless the Master Services shall have first obtained the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and the Trust Collateral Agent; provided, however, that any such third party must meet certain eligibility requirements set forth in the Sale and Servicing Agreement.

                  The Notes will not represent an interest in or obligation of, nor are the Receivables guaranteed by, the Seller, the Master Servicer, the Company, or any of their affiliates.

The Sub-Servicer

                  Nuvell Financial Services Corp. ("Nuvell") is a third-party servicing company which provides servicing for loans, retail installment contracts and certain types of leases, including substandard consumer automobile credits. Nuvell's corporate offices are located at 17500 Chenal Parkway, Suite 200, Little Rock, Arkansas 72211.

Ability to Terminate Sub-Servicing Agreement

                  The Sale and Servicing Agreement and the sub-servicing agreement both permit the Master Servicer to terminate the sub-servicing agreement with Nuvell and to assume directly the servicing of the Receivables at any time. Such termination and assumption are subject to the prior consent of the Insurer (in its sole discretion) but does not require the prior consent of the Noteholders.

                  Any such termination of the sub-servicing agreement and direct assumption of servicing by the Master Servicer would result in what is commonly referred to as a "servicing transfer." A "servicing transfer" will result in a transfer of the day-to-day responsibility of posting payments, collections and loan enforcement from one entity to another. Industry experience has shown that servicing transfers, however well planned, may result in a temporary increase in delinquencies and losses, due to system conversions, changes in personnel and other factors associated with the transfer.

Delinquency and Default Experience

                  Because the Company's subprime automobile financing program began in May, 1996, the Company has limited experience with delinquency and losses with respect to its Receivables. There can be no assurance that the levels of delinquency and loss experience reflected in Table 1 and Table 2, below, are indicative of the performance of the Receivables included in the Trust.

Table 1

             DELINQUENCY EXPERIENCE OF THE MASTER SERVICER'S OWNED
                        AND MANAGED AUTO PORTFOLIO (4)


                                        As of                      As of                       As of
                                  December 31, 1997          December 31, 1998            ________, 1999
                               ------------------------------------------------------------------------------

                                                Dollar                     Dollar                      Dollar
                                  Number        Amount      Number of      Amount       Number of      Amount
                                   Loans        (000)         Loans         (000)         Loans        (000)
                               ------------------------------------------------------------------------------
Total Seller Portfolio(1)
Delinquency Percentage:(2)(3)
    30-59 Days
    60-89 Days
    90+ Days
                               ------------------------------------------------------------------------------
Total Delinquencies


-----------------------------
(1)      "Total Seller Portfolio" is the net remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3)      Includes repossessions in inventory.
(4) The indicated periods of delinquency (30-59, 60-89, and 90+) are based on the number of days past due on a contractual basis, based on a 30-day month. No Receivable is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a Receivable with a payment due on January 1 would be considered 31-59 days delinquent if the January 1 payment has not been received on or prior to February 1).



Table 2

                                LOSS EXPERIENCE


                      For the Year Ending    For the Year Ending    For the Three Months
                       December 31, 1997      December 31, 1998     Ending ________, 1999
                      -------------------    -------------------    ---------------------
Average
   Receivables
   Outstanding (1)
Gross Charge-offs
(2)
Gross Recoveries
(3)
                      -------------------------------------------------------------------
Net Charge-offs (4)
Net Charge-offs as
   a Percentage of
   Average
   Receivables
   Outstanding (5)


-----------------------------
(1)      Equals the arithmetic average of the month-end balances.
(2) "Gross Charge-offs" represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3) Includes current post-disposition recoveries on receivables previously charged off.
(4)      "Net Charge-offs" represent "Gross Charge-offs" minus "Recoveries"

(5)      ________, 1998 percentage has been based on annualized net losses


                                  THE INSURER

                  The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "Financial Security") and has not been verified by the Seller or the Underwriter. No representation or warranty is made by the Seller or the Underwriter with respect thereto.

General

                  Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities - thereby enhancing the credit rating of those securities - in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

         Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

         Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Fitch IBCA, Inc., Japan Rating and Investment Information, Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors--Ratings on the Notes" herein.

Capitalization


                  The following table sets forth the capitalization of Financial Security and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of ________, 1999 (in thousands):



                                                                                                  ________, 1999
                                                                                                  --------------
                                                                                                    (Unaudited)
Deferred Premium Revenue                                                                              $
                                                                                                    ----------
(net of prepaid reinsurance premiums).................................................

Shareholder's Equity:
   Common Stock.......................................................................
   Additional Paid-In Capital.........................................................
   Unrealized Gain on Investments (net of deferred income taxes)......................
   Accumulated Earnings...............................................................
                                                                                                    ----------
Total Shareholder's Equity............................................................
                                                                                                    ----------
                                                                                                    $
Total Deferred Premium Revenue and Shareholder's Equity...............................              ==========

                  For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

                  The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                           DESCRIPTION OF THE NOTES

General

                  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus.

                  The Notes will be offered for purchase in denominations of $100,000 and integral multiples of $1,000 in excess thereof, in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel or Euroclear in Europe. See "Description of the Securities -- Book-Entry Registration" in the Prospectus and Annex I to the Prospectus.

Payments of Interest

                  Interest on the principal amount of the Class A-1 Notes and of the Class A-2 Notes outstanding immediately prior to a Distribution Date will accrue at the applicable Interest Rate from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the 15th day of the calendar month in which such Distribution Date occurs (each such period, an "Interest Period"). Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. The amount of interest distributable on the Notes on each Distribution Date will equal interest accrued during the related Interest Period, plus any shortfall amount carried-forward. Interest payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fees (as defined herein) to the Master Servicer. See "Description of the Trust Documents -- Distributions" herein.

Payments of Principal

                  Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount, for the calendar month (the "Monthly Period") preceding such Distribution Date. The Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date. The "Principal Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly
Period: (i) collections on Receivables (other than Liquidated and Purchased Receivables) allocable to principal, including full and partial principal prepayments, (ii) the principal balance of all Receivables (other than Purchased Receivables) that became Liquidated Receivables during the related Monthly Period, (iii) (A) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Record Date and (B) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or the Company during such Monthly Period but were not so repurchased and (iv) the aggregate amount of Cram Down Losses during such Monthly Period. Principal payments on the Notes will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Trust Documents -- Distributions" herein.

                  The Noteholders' Percentage will be ___%, for each Distribution Date until the Class A-2 Notes have been paid in full and thereafter will be zero. Principal payments on the Notes will be applied on each Distribution Date sequentially, to the Class A-1 Notes and the Class A-2 Notes, in that order, so that no principal will be paid on the Class A-2 Notes until the principal of the Class A-1 Notes has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.

Optional Redemption

                  The Class A-2 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Master Servicer exercises its option to purchase the Receivables (with the prior written consent of the Insurer, if a claim has previously been made under the Policy or if such redemption would result in a claim under the Policy, or if such redemption would result in any amount owing to the Insurer remaining unpaid). The Seller or the Master Servicer may purchase the Receivables when the Pool Balance has declined to 10% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Trust Agreements -- Termination." Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of such Class, plus accrued and unpaid interest thereon (the "Redemption Price").

Events of Default

                  Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. An "Insurance Agreement Indenture Cross Default" may result from: (i) a demand for payment under the Policy; (ii) an Insolvency Event (as defined herein) with respect to the Seller, the Trust or the Master Servicer; (iii) the Trust becomes taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) the Notes not being treated as indebtedness for federal or applicable state income tax purposes and such characterization having a material adverse effect on the Trust, the Noteholders or the Insurer; (v) the sum of the Available Funds with respect to any Distribution Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses 1-5 under "Description of the Trust Documents -- Distributions" herein; and (vi) any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, and such failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the Insurer.

                  Upon the occurrence of an Event of Default, and so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Trust Collateral Agent to liquidate the Trust Property, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Trust Collateral Agent to liquidate the Trust Property, in whole or in part, if the proceeds of such liquidation would not be sufficient to pay all outstanding principal and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust or the Seller. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Policy" herein.

                      DESCRIPTION OF THE TRUST DOCUMENTS

                  The following summary describes certain terms of the Purchase Agreement, the Sale and Servicing Agreement, the Indenture and the Trust Agreement (together, the "Trust Documents"). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Trust Documents set forth in the Prospectus.

Sale and Assignment of Receivables

                  On or prior to the Closing Date, the Company will enter into a Purchase Agreement with the Seller pursuant to which the Company will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the Receivables. Pursuant to the Purchase Agreement, the Company will agree that, upon the occurrence of a breach of a representation or warranty under the Trust Documents with respect to any of the Receivables which causes the Seller to be obligated to repurchase a Receivable, the Trust will be entitled to require the Company to repurchase such Receivables from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee and the Insurer. In addition, the Trust will pledge such rights to the Indenture Trustee as collateral for the Notes and such rights may be enforced directly by the Indenture Trustee.

                  On the Closing Date, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Receivables and the proceeds thereof. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the Trust Documents (the "Schedule of Receivables"). The Receivables will be held by the Trust Collateral Agent.

Accounts

                  The Issuer will establish and maintain with the Trust Collateral Agent one or more accounts (the "Collection Account"), in the name of the Trust Collateral Agent on behalf of the Noteholders and the Insurer, into which all amounts collected with respect to the Receivables will be transferred. The Collection Account will be maintained with the Trust Collateral Agent so long as the Trust Collateral Agent's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Trust Collateral Agent or its corporate parent no longer have such acceptable rating, the Master Servicer shall, with the Trust Collateral Agent's assistance as necessary, cause such Accounts to be moved within 30 days to an Eligible Bank.

                  The Master Servicer will also establish and maintain an account, in the name of the Trust Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

                  All such Accounts shall be Eligible Deposit Accounts.

Servicing Compensation and Trustees' Fees

                  The Master Servicer will be entitled to receive the Base Servicing Fee on each Distribution Date, equal to the product of one-twelfth times 2.50% of the aggregate principal balance of the Receivables as of the close of business on the last day of the preceding Monthly Period (the "Base Servicing Fee"). The Master Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables and certain investment earnings from the Trust Accounts (the "Supplemental Servicing Fees" and, together with the Base Servicing Fee, the "Servicing Fees"). Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Master Servicer's normal practices and procedures.

                  The Base Servicing Fee will compensate the Master Servicer for the performance of the functions of a third party servicer of automotive receivables and as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs related to disposition of defaulted accounts, and policing the collateral. The Base Servicing Fee also will compensate the Master Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Issuer and the Insurer with respect to distributions and generating federal income tax information. The Base Servicing Fee also will be used to pay for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. The Base Servicing Fee includes any fees required to be paid to a Sub-servicer.

                  On each Distribution Date, the Indenture Trustee is entitled to receive a fee for its services as Indenture Trustee and Trust Collateral Agent during the prior Monthly Period in an amount agreed upon by the Indenture Trustee and the Master Servicer. On each Distribution Date, the Owner Trustee is entitled to receive a fee for its services as Owner Trustee during the prior Monthly Period in an amount agreed upon by the Owner Trustee and the Master Servicer.

                  All such fees will be paid from the Collection Account.

Certain Allocations

                  On each Determination Date, the Master Servicer shall cause to be delivered, the Master Servicer's Certificate to the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, or the Company, all with respect to the preceding Monthly Period.

                  On each Deficiency Claim Date, the Trust Collateral Agent will, based solely on the information contained in the Master Servicer's Certificate delivered on the related Determination Date, deliver to the Trust Collateral Agent, the Owner Trustee, the Insurer and the Master Servicer a Deficiency Notice specifying the Deficiency Claim Amount set forth in such certificate, if any, for such Distribution Date. Such Deficiency Notice will direct the Trust Collateral Agent to transfer such Deficiency Claim Amount from amounts on deposit in the Spread Account for deposit in the Collection Account.

Distributions

                  On each Distribution Date, the Master Servicer is required to instruct the Trust Collateral Agent to make the following distributions in the following order of priority:

      1. From the Distribution Amount, to the Master Servicer, the Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for such month and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Master Servicer has not reimbursed itself in respect of such amount or to the extent not retained by the Master Servicer.

      2. From the Distribution Amount, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees, and any accrued and unpaid fees of the Trust Collateral Agent (in each case, to the extent such fees have not been previously paid by the Master Servicer).

      3. From the Distribution Amount and the related portion of any Policy Claim Amount, if any, to the Note Distribution Account, the Noteholders' Interest Distributable Amount.

      4. From the Distribution Amount and the related portion of any Policy Claim Amount, if any, to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal."

      5. From the Distribution Amount, to the Insurer, any amounts owing to the Insurer under the Insurance Agreement and not paid.

      6. From Available Funds, to the Spread Account, all Available Funds remaining after the distributions pursuant to clauses 1 through 5 above.

      7. From amounts, if any, released from the Spread Account on such Distribution Date, to the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount.

      8. From amounts (as reduced by the distribution pursuant to clause 7 above), if any released from the Spread Account on such Distribution Date, to the Certificate Distribution Account the
          Certificateholders' Principal Distributable Amount.

      9. From amounts (as reduced by the distribution pursuant to clauses 7 and 8 above), if any, released from the Spread Account on such Distribution Date, to the Seller, or as otherwise specified in the Trust Documents, any remaining funds.

                  If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above.

                  In the event that the Master Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Distribution Date to cover the distributions required pursuant to clauses 1 through 4 above on such Distribution Date, the Trust Collateral Agent shall furnish to the Insurer no later than 12:00 noon, New York City time on the related Draw Date a notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the related Distribution Date.

                  For the purposes hereof, the following terms shall have the following meanings:

                  "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

                  "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period.

                  "Certificateholders' Interest Distributable Amount" means the amount as specified in the related Trust Documents.

                  "Certificateholders' Principal Distributable Amount" means the amount as specified in the related Trust Documents.

                  "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

                  "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  "Deficiency Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 1 through 5 under "Distributions" over the amount of Available Funds.

                  "Deficiency Notice" means a written notice delivered by the Trust Collateral Agent to the Insurer, the Master Servicer and the fiscal agent, if necessary, specifying the Deficiency Claim Amount for such Distribution Date.

                  "Determination Date" means, with respect to any Monthly Period, the earlier of (i) the fifth Business Day preceding the Distribution Date in the next calendar month, and (ii) the 8th day of the next calendar month, or if such 8th day is not a Business Day, the next succeeding Business Day.

                  "Distribution Amount" means, with respect to any Distribution Date the sum of (i) the Available Funds for the immediately preceding Determination Date plus (ii) the Deficiency Claim Amount, if any, received by the Trust Collateral Agent with respect to such Distribution Date.

                  "Draw Date" means, with respect to any Distribution Date, the third Business Day (as defined in the Policy) immediately preceding such Distribution Date.

                  "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) such Receivable has been liquidated by the Master Servicer through the sale of the Financed Vehicles, (ii) 60 days have elapsed since the Master Servicer repossessed the Financed Vehicle, (iii) proceeds have been received in respect of such Receivable which, in the Master Servicer's reasonable judgment, constitute the final amounts recoverable in respect of such Receivable, (iv) 5% or more of a scheduled payment shall have become 120 or more days delinquent (or in the case where the related Obligor has filed for bankruptcy, 5% or more of a scheduled payment shall have become 180 days or more delinquent) except in the case of repossessed Financed Vehicles or (v) the Financed Vehicle has been sold and the proceeds received.

                  "Net Liquidation Proceeds" means, with respect to Liquidated Receivables, (i) proceeds from the disposition of the underlying Financed Vehicle securing the Liquidated Receivables, less the Master Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.

                  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

                  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

                  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each Class of Notes for such Distribution Date.

                  "Noteholders' Monthly Interest Distributable Amount" means
(i) with respect to any Distribution Date and the Class A-1 Notes, interest accrued during the

Class A-1 Interest Period at the Interest Rate borne by the Class A-1 Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date and (ii) with respect to any Distribution Date and the Class A-2 Notes, interest accrued during the Class A-2 Interest Period at the Interest Rate borne by the Class A-2 Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date.

                  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

                  "Noteholders' Percentage" means (i) for each Distribution Date until the Distribution Date on which the Class A-2 Notes are paid in full, ____%, (ii) on the Distribution Date on which the Class A-2 Notes are paid in full, the lesser of (x) ____% and (y) the percentage necessary to reduce the principal amount on the Class A-2 Notes to zero, and (iii) for any Distribution Date thereafter, zero.

                  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

                  "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in the foregoing clauses (i) and (ii).

                  "Policy Claim Amount" for any Distribution Date, shall equal the lesser of (i) the sum of the Scheduled Payments on the Notes for such Distribution Date and (ii) the excess, if any, of (x) the amount required to be distributed pursuant to clauses 1 through 4 under "Distributions" over (y) the Distribution Amount with respect to such Distribution Date.

                  "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

                  "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period: (i) collections on Receivables (other than Liquidated and Purchased Receivables) allocable to principal, including full and partial principal prepayments, (ii) the principal balance of all Receivables (other than Purchased Receivables) that became Liquidated Receivables during the related Monthly Period, (iii) (A) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Record Date and (B) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or the Company during such Monthly Period but were not so repurchased and (iv) the aggregate amount of Cram Down Losses during such Monthly Period.

                  "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Master Servicer, the Seller or the Company pursuant to the terms of the Sale and Servicing Agreement.

Statements to Noteholders

                  On or prior to each Distribution Date, the Trust Collateral Agent will be required to forward a statement to the Noteholders provided to it by the Master Servicer. Such statements will be based on the information in the related Master Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

           (i) the amount of the distribution allocable to interest with respect to the Notes;

           (ii) the amount of the distribution allocable to principal with respect to the Notes;

           (iii) the amount of the distribution payable pursuant to a claim on the Policy;

           (iv) the aggregate outstanding principal amount for each Class of Notes, in each case, after giving effect to all payments reported under (ii) above on such date;

           (v) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement; and

           (vi) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Monthly Period.

                  Each amount set forth pursuant to subclauses (i) through
(vi) with respect to the Notes will be expressed as a dollar amount per $100,000 of the initial principal amount of the Notes of each Class, as applicable.

                  Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of DTC. See "Reports to Securityholders" and "Description of the Securities" in the Prospectus.

                  Within the required period of time after the end of each calendar year, the Trust Collateral Agent will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder, information regarding the amount of servicing compensation received by the Master Servicer and such other information as the Seller deems reasonably necessary to enable such Noteholder to prepare its tax returns.

Master Servicer Termination Event

                  Any of the following events will constitute a "Master Servicer Termination Event" under the Sale and Servicing Agreement: (i) any failure by the Master Servicer to deliver, or cause the Sub-servicer to deliver, to the Trust Collateral Agent, for distribution to the Securityholders, any required payment, which failure continues unremedied for two Business Days (or one Business Day with respect to payment of Purchase Amounts), or any failure to deliver to the Insurer or the Trust Collateral Agent, the Master Servicer's Certificate by the related Determination Date;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement under the Sale and Servicing Agreement which failure materially and adversely affects the rights of the related Securityholders (determined without regard to the availability of funds from the Policy) or the Insurer and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Master Servicer by the Insurer or the Trust Collateral Agent, or (2) if an Insurer Default has occurred and is continuing, to the Master Servicer by Noteholders evidencing not less than 25% of the principal balance of the Notes; (iii) any Insolvency Event; (iv) so long as an Insurer Default shall not have occurred and be continuing an Event of Default under the Insurance Agreement or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred; (v) a claim is made under the Policy or (vi) any representation or warranty shall prove to be incorrect in any material respect and such incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables which has not been cured within 30 days. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Master Servicer or, for so long as Advanta Auto Finance Corporation is the Master Servicer, the Seller indicating its insolvency or inability to pay its obligations and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations.

                    "Insurer Default" shall mean the occurrence and continuance of any of the following events:

                    (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

                    (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                    (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

Rights Upon Master Servicer Termination Event

                  Upon the occurrence and continuance of a Master Servicer Termination Event, the Trust Collateral Agent may, with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or shall, at the direction of the Insurer (or, if an Insurer Default shall have occurred and be continuing, at the direction of the Note Majority), terminate the Master Servicer and appoint a successor servicer acceptable to the Insurer or to the Note Majority, as the case may be. The Insurer may remove the Master Servicer and the Master Servicer may resign only in accordance with the terms of the Sale and Servicing Agreement. On and after the time the Master Servicer receives a notice of termination, the Trust Collateral Agent shall be the successor in all respects to the Master Servicer in its capacity as servicer of the Receivables under the Sale and Servicing Agreement. The Trust Collateral Agent shall, if the performance of its duties under the Sale and Servicing Agreement shall no longer be permissible under applicable law, appoint a successor servicer acceptable to the Insurer or petition a court of competent jurisdiction for the appointment of a successor servicer to act as successor to the outgoing servicer under the Sale and Servicing Agreement.

Waiver of Past Defaults

                  The Insurer, or if an Insurer Default shall have occurred and be continuing, the Note Majority, may waive certain defaults by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement. No such waiver shall impair the Insurer's or the Noteholders' rights with respect to subsequent defaults.

Amendment

                  Notwithstanding anything to the contrary set forth under "Description of the Trust Agreements -- Amendment" in the Prospectus, the Sale and Servicing Agreement may be amended by the Seller, the Master Servicer and the Trust with the consent of the Trust Collateral Agent, (which consent may not be unreasonably withheld) and with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Securityholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Securityholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. The Seller, the Master Servicer and the Trust may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer, the consent of the Trust Collateral Agent, the consent of Noteholders holding a majority of the principal amount of the Notes and the consent of Certificateholders holding a majority of the principal amount of Certificates outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under such Agreement or affecting the rights of the Noteholders or the Certificateholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders or Certificateholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes and Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Master Servicer must deliver to the Trust, the Trust Collateral Agent and the Insurer upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Trust Collateral Agent, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Indenture Trustee's interest in the Receivables.

                              CREDIT ENHANCEMENT

The Policy

                  Concurrently with the issuance of the Securities, the Insurer will issue the Policy to the Trust Collateral Agent as agent of the Indenture Trustee for the benefit of the Noteholders. Under the Policy, the Insurer will unconditionally and irrevocably guarantee the full, complete and timely payment of the Scheduled Payments. See "The Policy."

Subordination of the Certificates

                  No distribution of interest will be made to Certificateholders on any Distribution Date until the Class A-1 Notes and the Class A-2 Notes have been paid the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Distribution Date, and the Certificateholders will not receive any distribution on any Distribution Date unless and until the Noteholders' Distributable Amount has been deposited in the Note Distribution Account. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal distributable to them on each Distribution Date and to afford the Noteholders limited protection against losses in respect of the Receivables.

Spread Account

                  On the Closing Date, the Seller will establish the Spread Account with the Trust Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and the Insurer pursuant to the Spread Account Agreement. The Spread Account will not be property of the Trust. On each Distribution Date, the Trust Collateral Agent will be required to deposit additional amounts into the Spread Account from payments on the Receivables as described under "Description of the Notes -- Distributions." Amounts, if any, on deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any Deficiency Claim Amount otherwise required to be made on a Distribution Date. The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified Spread Account Requirement") will be determined in accordance with the Insurance Agreement and the Spread Account Agreement. The Specified Spread Account Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Insurance Agreement or the Spread Account Agreement, even if no withdrawals are made from the Spread Account. Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Spread Account Requirement for such Distribution Date will be released to the Certificateholders and the Seller. Amounts on deposit or to be deposited in the Spread Account may be distributed to persons other than the Insurer or the Noteholders without the consent of the Noteholders.

                  Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders and the Insurer.

                  In addition, the Seller, the Insurer, and the Trust Collateral Agent may amend or terminate the Spread Account Agreement (and any provision in the Insurance Agreement relating to the Spread Account) in any respect (including, without limitation, reducing or eliminating the Specified Spread Account Requirement and/or reducing or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than the Noteholders) without the consent of, or notice to, the Indenture Trustee, the Owner Trustee, or the Noteholders. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Insurer will be obligated on each Distribution Date to fund for the benefit of the Noteholders, the full amount of each Scheduled Payment otherwise required to be made on such Distribution Date in accordance with the terms of the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne by such Noteholders.

                  The amount required to be on deposit in the Spread Account may increase or decrease without Noteholders' consent and there can be no assurance that the amounts on deposit in the Spread Account will reach the Specified Spread Account Requirement since the Spread Account Agreement may be amended or terminated by the Insurer without the Noteholders' consent. Consequently, the Noteholders' should not rely on amounts on deposit in or to be deposited to the Spread Account in evaluating the likelihood of receiving repayment of the Notes.

                                  THE POLICY

The Policy

                  Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Trust Collateral Agent as agent for the Indenture Trustee for the benefit of each Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Trust Collateral Agent for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

                  "Scheduled Payments" means payments which are scheduled to be made on the Notes during the term of the Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes, the Indenture or the Sale and Servicing Agreement that has not been consented to by the Insurer, which "Scheduled Payments" are (i) the Noteholders' Interest Distributable Amount and (ii) the Noteholders' Principal Distributable Amount, in each case, with respect to a Distribution Date; Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis,
(c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with its original terms. Scheduled Payments shall not include (x) any portion of a Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer or (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

                  Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day (as defined below) following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

                  If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order (as defined below) or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Trust Collateral Agent of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the debtor that made such preference payment or otherwise with respect to such preference payment, or
(ii) the date of Receipt by the Insurer from the Trust Collateral Agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Trust Collateral Agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Collateral Agent or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Collateral Agent for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Sale and Servicing Agreement.

Other Provisions of the Policy

                  The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Collateral Agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Trust Collateral Agent, and the Trust Collateral Agent may submit an amended notice.

                  Under the Policy, "Business Day" means any day other than
(i) a Saturday or Sunday or (ii) a day on which banking institutions in Wilmington, Delaware, Minneapolis, Minnesota or the City of New York or any other location of any successor Master Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

                  The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Trust Collateral Agent as provided in the Policy whether or not such funds are properly applied by the Trust Collateral Agent.

                  The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

                  Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following general discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the Prospectus, describes certain federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Notes or to particular categories of investors, some of which may be subject to special rules.

                  The discussion that follows, and the opinions set forth below of Dewey Ballantine LLP, special tax counsel to the Issuer ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinions of Tax Counsel are not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

                  Characterization of the Notes as Indebtedness. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the proper treatment of the Notes is as indebtedness for federal income tax purposes.

                  Except as described below, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. It is not anticipated that the Notes will be issued with original issue discount. See "Federal Income Tax Consequences -- Treatment of the Notes as Indebtedness -- Interest Income on the Notes" in the Prospectus.

                  Alternative Characterizations of the Notes. Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Receivables, all income on such Receivables would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.

                  If, alternatively, the Notes were treated as an equity interest in the Trust, the Trust would be treated as a partnership for federal income tax purposes. As a partnership, the Trust will not be subject to federal income tax unless treated as a publicly traded partnership taxable as a corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes. Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision and, therefore, is subject to interpretation, the Trust, if treated as a partnership, will not be treated as a publicly traded partnership taxable as a corporation. This opinion is based on Tax Counsel's conclusion that the nature of the income of the Trust exempts it from the rules that certain publicly traded partnerships are taxable as corporations.

                           STATE TAX CONSIDERATIONS

                  Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                             ERISA CONSIDERATIONS

                  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

                  Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, even if the Notes are treated as indebtedness without substantial equity features for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

                  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to ERISA requirements, however, such plans may be subject to comparable state law restrictions.

                  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                    RATINGS

                  It is a condition to issuance that the Class A-1 Notes and the Class A-2 Notes be rated AAA by S&P and Aaa by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of Rating Agencies assigned to the Notes addresses the likelihood of the receipt by the Noteholders of all distributions to which such Noteholders are entitled. The ratings do not address the timely or ultimate payment of any withholding tax imposed. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Noteholders might suffer a lower than anticipated yield. The ratings by the Rating Agencies of the Notes will be based on the Policy. There is no assurance that the ratings initially assigned to the Notes will not subsequently be lowered or withdrawn by the Rating Agencies.

                                 UNDERWRITING

                  Subject to the terms and conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell the Notes to [Name of Underwriter] (the "Underwriter"), and the Underwriter has agreed to purchase the Notes.

                  The Underwriting Agreement provides that the obligations of the Underwriter is subject to certain conditions precedent and that the Underwriter will be obligated to purchase all the Notes, if any are purchased.

                  Distribution of the Notes may be made by the Underwriter from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

                  If the Underwriter creates a short position in the Notes in connection with the offering, i.e., if the Underwriter sells more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

                  In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

                  Neither the Seller nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the Notes. In addition, neither the Seller not the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                  The Notes are a new issue of securities with no established trading market. The Underwriter has advised the Seller that it intends to act as market makers for the Notes. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

                  The Seller has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. The Commission is of the opinion that indemnification for any securities law violation is contrary to the public policy expressed in the federal securities laws, and consequently, that such indemnification provisions are unenforceable.

                  The Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the Issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

                         NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

                  The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that the Seller prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Notes are effected. Accordingly, any resale of the Notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

Representations of Purchasers

                  Each purchaser of a Note in Canada who receives a purchase confirmation will be deemed to represent to the Seller and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Note without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

Notice to British Columbia Residents

                  A purchaser of a Note to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR # 88/5, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of the Notes acquired on the same date and under the same prospectus exemption.

                                    EXPERTS

                  The consolidated balance sheets of the Insurer and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                LEGAL OPINIONS

                  Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Seller and the Underwriter by Dewey Ballantine LLP, New York, New York.

                            INDEX OF DEFINED TERMS

                                                                                                               Page
                                                                                                               ----
ABS..............................................................................................................13
ABS Table........................................................................................................13
Actuarial Receivable.............................................................................................15
Advanta Corp.....................................................................................................18
Aggregate risks..................................................................................................22
Amount Financed..................................................................................................26
APR...............................................................................................................6
Available Funds..................................................................................................26
Base Servicing Fee...............................................................................................25
Benefit Plan......................................................................................................9
Business Day......................................................................................................6
Cedel.............................................................................................................1
Certificateholders' Interest Distributable Amount................................................................26
Certificateholders' Principal Distributable Amount...............................................................26
Certificates......................................................................................................1
Class A-1 Note Interest Rate......................................................................................6
Class A-1 Notes...................................................................................................1
Class A-2 Note Interest Rate......................................................................................6
Class A-2 Notes...................................................................................................1
Code.............................................................................................................34
Collected Funds..................................................................................................27
Collection Account...............................................................................................24
Commission........................................................................................................2
Company........................................................................................................2, 4
Cram Down Loss...................................................................................................27
Cut-Off Date......................................................................................................1
Dealer Agreements................................................................................................14
Dealers..........................................................................................................14
Deficiency Claim Amount..........................................................................................27
Determination Date...............................................................................................27
Distribution Amount..............................................................................................27
Distribution Date.................................................................................................6
Draw Date........................................................................................................27
DTC...............................................................................................................1
Equity Interest..................................................................................................35
ERISA............................................................................................................34
Euroclear.........................................................................................................1
Events of Default.................................................................................................8
Exchange Act......................................................................................................2
Financed Vehicles.............................................................................................1, 11
Financial Security...............................................................................................20
Flow Purchase Agreements.........................................................................................14
Holdings......................................................................................................3, 21
Indenture......................................................................................................1, 5
Indenture Trustee..............................................................................................1, 4
Insolvency Event.................................................................................................30
Insurance Agreement...............................................................................................8
Insurance Agreement Indenture Cross Default......................................................................23
Insurer........................................................................................................2, 4
Insurer Default..................................................................................................30
Interest Period...............................................................................................6, 22
Interest Rate.....................................................................................................6
Issuer............................................................................................................4

Liquidated Receivable............................................................................................27
Master Servicer...................................................................................................4
Master Servicer Termination Event................................................................................19
Monthly Period....................................................................................................7
Moody's...........................................................................................................9
Net Liquidation Proceeds.........................................................................................27
Note Distribution Account........................................................................................24
Note Majority....................................................................................................19
Noteholders.......................................................................................................6
Noteholders' Distributable Amount................................................................................27
Noteholders' Interest Carryover Shortfall........................................................................27
Noteholders' Interest Distributable Amount.......................................................................28
Noteholders' Monthly Interest Distributable Amount...............................................................28
Noteholders' Monthly Principal Distributable Amount..............................................................28
Noteholders' Percentage..........................................................................................28
Noteholders' Principal Carryover Shortfall.......................................................................28
Noteholders' Principal Distributable Amount......................................................................28
Notes.............................................................................................................1
Nuvell...........................................................................................................19
Obligor...........................................................................................................5
Order............................................................................................................33
Original Pool Balance.............................................................................................8
Owner Trustee.....................................................................................................1
Payment Date......................................................................................................6
Plan Assets Regulation...........................................................................................35
Policy.........................................................................................................1, 8
Pool Balance.....................................................................................................12
Pool Purchase Agreements.........................................................................................14
Pre-Computed Receivables.........................................................................................15
Principal Balance................................................................................................28
Principal Distributable Amount....................................................................................7
PTCE.............................................................................................................35
Purchase Agreement................................................................................................5
Purchase Amount...................................................................................................7
Purchased Receivable.............................................................................................29
Rating Agencies...................................................................................................9
Receipt..........................................................................................................33
Receivables.......................................................................................................1
Receivables Files................................................................................................12
Received.........................................................................................................33
Record Date.......................................................................................................6
Redemption Price.................................................................................................23
Rule of 78's.....................................................................................................15
Rule of 78's Receivable..........................................................................................15
S&P...............................................................................................................9
Sale and Servicing Agreement......................................................................................5
Schedule of Receivables..........................................................................................24
Scheduled Payments...............................................................................................32
Securities........................................................................................................1
Securities Act................................................................................................2, 36
Seller............................................................................................................1
Servicing Fees...................................................................................................25
Simple Interest Receivable.......................................................................................15
Single risks.....................................................................................................22
Specified Spread Account Requirement.............................................................................31
Spread Account....................................................................................................9
Spread Account Agreement..........................................................................................9
Supplemental Servicing Fees......................................................................................25
Tax Counsel......................................................................................................34
Trust..........................................................................................................1, 4
Trust Agreement...................................................................................................4
Trust Collateral Agent.........................................................................................1, 4

Trust Documents..................................................................................................24
Trust Property....................................................................................................5
Unaffiliated Originator Agreements...............................................................................14
Unaffiliated Originators.........................................................................................14
Underwriter......................................................................................................35

PROSPECTUS
-------------------------------------------------------------------------------
              Auto Receivables Backed Securities Issuable in Series

                        ADVANTA AUTO FINANCE CORPORATION

         This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued by a trust to be formed by the Company for the purpose of issuing one or more series of such Securities (each, a "Trust"). Each such Trust, in its capacity as the issuer of Securities, is sometimes referred to herein as an "Issuer."

         Capitalized terms used herein are defined terms having specific meanings. An "Index of Defined Terms" is set forth at page 56 hereto, which indicates the page on which such defined terms are defined.

         Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (the "Trust Property") (such Securities, "Certificates") or will represent indebtedness of the related Trust secured by the Trust Property (such Securities, "Notes"), as described under "Description of the Securities" herein and in the related Prospectus Supplement. The Trust Property may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, together with all monies received relating thereto (the "Contracts"). The Trust Property may also include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Property or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreements--Credit and Cash Flow Enhancement." The Receivables in the Trust Property for a series will have been originated or purchased by the Company. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

         Each series of Securities may include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described under "Description of the Securities" herein and in the related Prospectus Supplement.

         It is not expected that any Securities described herein will be listed on any securities exchange. Such lack of exchange listing is likely to result in a relatively illiquid market for the Securities. It is, however, further expected that the underwriter(s) of each series of Securities will make a market for such Securities for so long as they remain outstanding, although such underwriter(s) will have no obligation to the Company or the related Securityholders so to make a market.

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF THE COMPANY, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS" ON PAGE 15 HEREIN.

-------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is January __, 1999.

                              PROSPECTUS SUPPLEMENT

                  The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Property; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust Property may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.


                              AVAILABLE INFORMATION

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address for such Web site is: http://www.sec.gov.

                  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  All documents subsequently filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of an Issuer, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             REPORTS TO NOTEHOLDERS

                  So long as the Securities are in book-entry form, monthly and annual reports concerning the related Securities and the related Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Securities pursuant to the related Trust Agreement. DTC will supply such reports to Securityholders in accordance with its procedures. If such Securities are not in book-entry form, the Securityholders will receive such reports directly from the related Trustee, rather than indirectly from DTC. In connection with their distribution on each Payment Date, the related Securityholders will receive a statement containing the following information, at a minimum: the amount of such distribution relating to interest, the amount of such distribution relating to principal, the Pool Factor, the interest rate (for variable rate Securities) and delinquency information with respect to the related Receivables. To the extent required by the Securities Exchange Act of 1934, as amended, the related Trust will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. The Company has determined that the financial statements of no entity other than the Security Insurer are material to the offering made hereby. Each Trust will be formed to own the Receivables, hold and administer the Pre-Funding Account, to issue the Securities and to acquire the Subsequent Receivables, if available. Each Trust will have no assets or obligations prior to issuance of the Securities and will engage in no activities other than the holdings of the related Trust Property and the issuance of the related Securities. Accordingly, no financial statements with respect to the related Issuer will be included in the related Prospectus Supplement. The audited financial statements of the Security Insurer will be set forth in (or incorporated by reference in) the related Prospectus Supplement, and the unaudited interim financial statements of the Security Insurer will be set forth in (or incorporated by reference in) the related Prospectus Supplement. The Company intends to discontinue filing periodic reports at the beginning of the company's next fiscal year, to the extent permitted by Section 15(d) of the Exchange Act.

                                SUMMARY OF TERMS

                  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms," which appears on page 56 hereof.


Issuer..............................    With  respect  to  each  series  of
                                          Securities, a trust (each, a "Trust")
                                          to be formed by the Company. For
                                          purposes of this Prospectus, the term
                                          "Company" includes the term
                                          "Transferor". Each Trust issuing
                                          Securities pursuant to this Prospectus
                                          and the related Prospectus Supplement
                                          is sometimes referred to herein as the
                                          "Issuer" with respect to the related
                                          Securities. See "The Issuers."

Company.............................    Advanta Auto Finance  Corporation
                                          ("Advanta" or the "Company"), a Nevada
                                          corporation. The Receivables will be
                                          either (i) originated by various
                                          dealers, which may or may not be
                                          affiliated with one or more
                                          manufacturers of vehicles ("Dealers",
                                          and together with such manufacturers,
                                          "Vendors") or (ii) acquired by the
                                          Company from other originators or
                                          owners of Receivables. The Company's
                                          origination business is primarily one
                                          of "indirect" originations (i.e.,
                                          originations through the Company's
                                          network of unaffiliated originators)
                                          rather than "direct" originations (in
                                          which prospective borrowers, having
                                          decided to purchase a specific
                                          Vehicle, approach the Company directly
                                          (or are contacted directly by the
                                          Company, as through a mail
                                          solicitation or telemarketing effort)
                                          rather than through a dealer or a
                                          broker). The Company is not affiliated
                                          with any dealers. The Company's
                                          principal executive offices are
                                          located at 500 Office Center Drive,
                                          Suite 400, Fort Washington,
                                          Pennsylvania 19034, and its telephone
                                          number is (215) 444-4200. See "The
                                          Company and the Servicer."

Servicer............................    Advanta  Auto  Finance  Corporation
                                          ("Advanta" or, in its capacity as the
                                          servicer, the "Servicer") or its
                                          designee, as described in the related
                                          Prospectus Supplement. See "Advanta's
                                          Automobile Financing
                                          Program--Servicing and Collections."

Trustee.............................    The  Trustee  for  each  series  of
                                          Securities will be specified in the
                                          related Prospectus Supplement. In
                                          addition, an Issuer may separately
                                          enter into an Indenture and may issue
                                          Notes pursuant to such Indenture; in
                                          any such case the issuing Trust and
                                          the Indenture will be administered by
                                          separate, independent trustees as
                                          required by the rules and regulations
                                          under the Trust Indenture Act of 1939
                                          and the Investment Company Act of
                                          1940.

The Securities......................    Each Class of  Securities  of any
                                          series will either evidence beneficial
                                          ownership in a segregated pool of
                                          assets (the "Trust Property") (such
                                          Securities, "Certificates") or will
                                          represent indebtedness of the Issuer
                                          secured by the Trust Property (such
                                          Securities, "Notes"), as described
                                          under "Description of the Securities"
                                          herein and in the related Prospectus
                                          Supplement. The Trust Property may
                                          consist of any combination of retail
                                          installment sales contracts between
                                          manufacturers, dealers or certain
                                          other originators and retail
                                          purchasers secured by new and used
                                          automobiles and light duty trucks
                                          financed thereby, together with all
                                          monies received relating thereto (the
                                          "Contracts"). The Trust Property
                                          also may include a security interest
                                          in the underlying new and used
                                          automobiles and light duty trucks and
                                          property relating thereto, together
                                          with the proceeds thereof (the
                                          "Vehicles" and together with the
                                          Contracts, the "Receivables").

                                          The Trust Property will include
                                          Receivables with respect to which the
                                          related Contract or the related
                                          Vehicles is subject to federal or
                                          state registration or titling
                                          requirements.

                                          If and to the extent specified in the
                                          related Prospectus Supplement, credit
                                          enhancement with respect to the Trust
                                          Property or any class of Securities
                                          may include any one or more of the
                                          following: a financial guaranty
                                          insurance policy (a "Policy") issued
                                          by an insurer specified in the related
                                          Prospectus Supplement, a reserve
                                          account, letters of credit, credit or
                                          liquidity facilities, third party
                                          payments or other support, cash
                                          deposits or other arrangements. In
                                          addition to or in lieu of the
                                          foregoing, credit enhancement may be
                                          provided by means of subordination,
                                          cross-support among the Receivables or
                                          over-collateralization. The Company
                                          will originate Receivables or acquire
                                          Receivables from one or more
                                          originators on or prior to the date of
                                          issuance of the related Securities, as
                                          described under "Advanta's Automobile
                                          Financing Program" herein and in the
                                          related Prospectus Supplement.

                                          Each issuing Trust will be established
                                          pursuant to an agreement (each, a
                                          "Pooling Agreement") by and between
                                          the Company and the Trustee named
                                          therein. Each Pooling Agreement will
                                          describe the related pool of
                                          Receivables held by the related
                                          issuing Trust.


                                          With respect to Securities that
                                          represent debt issued by the related
                                          issuing Trust, the related issuing
                                          Trust will enter into an indenture
                                          (each, an "Indenture") by and between
                                          the related issuing Trust and the
                                          trustee named on such Indenture (the
                                          "Indenture Trustee"). Each Indenture
                                          will describe the related pool of
                                          Receivables comprising the Trust
                                          Property and securing the debt issued
                                          by the related Issuer.

                                          The Receivables comprising the Trust
                                          Property will be serviced by the
                                          Servicer pursuant to a servicing
                                          agreement (each, a "Servicing
                                          Agreement") by and between the
                                          Servicer and the related Issuer.

                                          In the case of the Trust Property of
                                          any class of Securities, the
                                          contractual arrangements relating to
                                          the establishment of a Trust, if any,
                                          the servicing of the related
                                          Receivables and the issuance of the
                                          related Securities may be contained in
                                          a single agreement, or in several
                                          agreements which combine certain
                                          aspects of the Pooling Agreement, the
                                          Servicing Agreement and the Indenture
                                          described above (for example, a
                                          pooling and servicing agreement, or a
                                          servicing and collateral management
                                          agreement). For purposes of this
                                          Prospectus, the term "Trust Agreement"
                                          as used with respect to Trust Property
                                          means, collectively, and except as
                                          otherwise described in the related
                                          Prospectus Supplement, any and all
                                          agreements relating to the
                                          establishment of a Trust, if any, the
                                          servicing of the related Receivables
                                          and the issuance of the related
                                          Securities. The term "Trustee" means
                                          any and all persons acting as a
                                          trustee pursuant to a Trust Agreement.

                                 Securities Will Be Non-Recourse.

                                          The Securities will not be
                                          obligations, either recourse or
                                          non-recourse (except for certain
                                          non-recourse debt described under
                                          "Certain Tax Considerations"), of the
                                          Company, the related Servicer or any
                                          person
                                          other than the related Issuer. The
                                          Notes of a given series represent
                                          obligations of the Issuer, and the
                                          Certificates of a given series
                                          represent beneficial interests in the
                                          related Issuer only and do not
                                          represent interests in or obligations
                                          of the Company, the related Servicer
                                          or any of their respective affiliates
                                          other than the related Issuer. In the
                                          case of Securities that represent
                                          beneficial ownership interest in the
                                          related Issuer, such Securities will
                                          represent the beneficial ownership
                                          interests in such Issuer and the sole
                                          source of payment will be the assets
                                          of such Issuer. In the case of
                                          Securities that represent debt issued
                                          by the related Issuer, such Securities
                                          will be secured by assets in the
                                          related Trust Property.
                                          Notwithstanding the foregoing, and as
                                          to be described in the related
                                          Prospectus Supplement, certain types
                                          of credit enhancement, such as a
                                          letter of credit, financial guaranty
                                          insurance policy or reserve fund may
                                          constitute a full recourse obligation
                                          of the issuer of such credit
                                          enhancement.

                General Nature of the Securities as Investments.

                                          All of the Securities offered pursuant
                                          to this Prospectus and the related
                                          Prospectus Supplement will be rated in
                                          one of the four highest rating
                                          categories by one or more Rating
                                          Agencies.

                                          Additionally, except to the extent
                                          provided in the related Prospectus
                                          Supplement, all of the Securities
                                          offered pursuant to this Prospectus
                                          and the related Prospectus Supplement
                                          will be of the fixed-income type
                                          ("Fixed Income Securities"). Fixed
                                          Income Securities will generally be
                                          styled as debt instruments, having a
                                          principal balance and a specified
                                          interest rate ("Interest Rate"). Fixed
                                          Income Securities may either represent
                                          beneficial ownership interests in the
                                          related Receivables held by the
                                          related Trust or debt secured by
                                          certain assets of the related Issuer.

                                          Each series or Class of Fixed Income
                                          Securities offered pursuant to this
                                          Prospectus may have a different
                                          Interest Rate, which may be a fixed or
                                          adjustable Interest Rate. The related
                                          Prospectus Supplement will specify the
                                          Interest Rate for each series or Class
                                          of Fixed Income Securities described
                                          therein, or the initial Interest Rate
                                          and the method for determining
                                          subsequent changes to the Interest
                                          Rate.

                                          A series may include one or more
                                          Classes of Fixed Income Securities
                                          ("Strip Securities") entitled (i) to
                                          principal distributions, with
                                          disproportionate, nominal or no
                                          interest distributions, or (ii) to
                                          interest distributions, with
                                          disproportionate, nominal or no
                                          principal distributions. In addition,
                                          a series of Securities may include two
                                          or more Classes of Fixed Income
                                          Securities that differ as to timing,
                                          sequential order, priority of payment,
                                          Interest Rate or amount of
                                          distribution of principal or interest
                                          or both, or as to which distributions
                                          of principal or interest or both on
                                          any Class may be made upon the
                                          occurrence of specified events, in
                                          accordance with a schedule or formula,
                                          or on the basis of collections from
                                          designated portions of the related
                                          pool of Receivables. Any such series
                                          may include one or more Classes of
                                          Fixed Income Securities ("Accrual
                                          Securities"), as to which certain
                                          accrued interest will not be
                                          distributed but rather will be added
                                          to the principal balance (or nominal
                                          balance, in the case of Accrual
                                          Securities which are also Strip
                                          Securities) thereof on each Payment
                                          Date, as hereinafter defined, or in
                                          the manner described in the related
                                          Prospectus Supplement.

                                          If so provided in the related
                                          Prospectus Supplement, a series may
                                          include one or more other Classes of
                                          Fixed Income Securities (collectively,
                                          the "Senior Securities") that are
                                          senior to one or more other Classes of
                                          Fixed

                                          Income Securities (collectively, the
                                          "Subordinate Securities") in respect
                                          of certain distributions of principal
                                          and interest and allocations of losses
                                          on Receivables.

                                          In addition, certain Classes of Senior
                                          (or Subordinate) Securities may be
                                          senior to other Classes of Senior (or
                                          Subordinate) Securities in respect of
                                          such distributions or losses.

                                 General Payment Terms of Securities.

                                          As provided in the related Trust
                                          Agreement and as described in the
                                          related Prospectus Supplement, the
                                          holders of the Securities
                                          ("Securityholders") will be entitled
                                          to receive payments on their
                                          Securities on specified dates (each, a
                                          "Payment Date"). Payment Dates with
                                          respect to Fixed Income Securities
                                          will occur monthly, quarterly or
                                          semi-annually, as described in the
                                          related Prospectus Supplement.

                                          The related Prospectus Supplement will
                                          describe a date (the "Record Date")
                                          preceding such Payment Date, as of
                                          which the Trustee or its paying agent
                                          will fix the identity of the
                                          Securityholders for the purpose of
                                          receiving payments on the next
                                          succeeding Payment Date. As described
                                          in the related Prospectus Supplement,
                                          the Payment Date will be a specified
                                          day of each month, commonly the tenth,
                                          twelfth, fifteenth or twenty-fifth day
                                          of each month (or, in the case of
                                          quarterly-pay Securities, the tenth,
                                          twelfth, fifteenth or twenty-fifth day
                                          of every third month; and in the case
                                          of semi-annual pay Securities, the
                                          tenth, twelfth, fifteenth or
                                          twenty-fifth day of every sixth month)
                                          and the Record Date will be the close
                                          of business as of the last day of the
                                          calendar month that precedes the
                                          calendar month in which such Payment
                                          Date occurs.

                                          Each Trust Agreement will describe a
                                          period (each, a "Remittance Period")
                                          preceding each Payment Date (for
                                          example, in the case of monthly-pay
                                          Securities, the calendar month
                                          preceding the month in which a Payment
                                          Date occurs). As more fully described
                                          in the related Prospectus Supplement,
                                          collections received on or with
                                          respect to the related Receivables
                                          constituting Trust Property during a
                                          Remittance Period will be required to
                                          be remitted by the Servicer to the
                                          related Trustee prior to the related
                                          Payment Date and will be used to fund
                                          payments to Securityholders on such
                                          Payment Date. As may be described in
                                          the related Prospectus Supplement, the
                                          related Trust Agreement may provide
                                          that all or a portion of the payments
                                          collected on or with respect to the
                                          related Receivables may be applied by
                                          the related Trustee to the acquisition
                                          of additional Receivables during a
                                          specified period (rather than be used
                                          to fund payments of principal to
                                          Securityholders during such period),
                                          with the result that the related
                                          Securities will possess an
                                          interest-only period, also commonly
                                          referred to as a revolving period,
                                          which will be followed by an
                                          amortization period. Any such interest
                                          only or revolving period may, upon the
                                          occurrence of certain events to be
                                          described in the related Prospectus
                                          Supplement, terminate prior to the end
                                          of the specified period and result in
                                          the earlier than expected amortization
                                          of the related Securities. Such events
                                          which may result in an early
                                          amortization event will generally
                                          consist of (i) the Company's inability
                                          to deliver sufficient, additional
                                          Receivables to maintain the revolving
                                          period, (ii) an event of default by
                                          the Company or the Servicer (i.e., the
                                          Company's or the Servicer's failure to
                                          perform their respective duties under
                                          the related Trust Agreement) and (iii)
                                          the occurrence of a bankruptcy event
                                          with respect to the Company or the
                                          Servicer.

                                          In addition, and as may be described
                                          in the related Prospectus Supplement,
                                          the related Trust Agreement may
                                          provide that all or a portion of such
                                          collected payments may be retained by
                                          the Trustee (and held in certain
                                          temporary investments, including
                                          Receivables) for a specified period
                                          prior to being used to fund payments
                                          of principal to Securityholders.

                                          Such retention and temporary
                                          investment by the Trustee of such
                                          collected payments may be required by
                                          the related Trust Agreement for the
                                          purpose of (a) slowing the
                                          amortization rate of the related
                                          Securities relative to the installment
                                          payment schedule of the related
                                          Receivables, or (b) attempting to
                                          match the amortization rate of the
                                          related Securities to an amortization
                                          schedule established at the time such
                                          Securities are issued. Any such
                                          feature applicable to any Securities
                                          may terminate upon the occurrence of
                                          events to be described in the related
                                          Prospectus Supplement, resulting in
                                          distributions to the specified
                                          Securityholders and an acceleration of
                                          the amortization of such Securities.

                                          As more fully specified in the related
                                          Prospectus Supplement, neither the
                                          Securities nor the underlying
                                          Receivables will be guaranteed or
                                          insured by any governmental agency or
                                          instrumentality or the Company, the
                                          related Servicer, any Trustee, or any
                                          of their affiliates.

No Investment Companies.............    Neither  the  Company  nor  any  Trust
                                          will register as an "investment
                                          company" under the Investment Company
                                          Act of 1940, as amended (the
                                          "Investment Company Act").

Risk Factors........................    There are material  risks  associated
                                          with an investment in the Securities
                                          offered hereby; prospective
                                          Securityholders should read "Risk
                                          Factors" herein, as well as the "Risk
                                          Factors" section of the related
                                          Prospectus Supplement.

Securities will not be
listed on any Exchange..............    It is not expected that any Securities
                                          described herein will be listed on any
                                          securities exchange. Such lack of
                                          exchange listing is likely to result
                                          in a relatively illiquid market for
                                          the Securities. It is, however,
                                          further expected that the
                                          underwriter(s) of each series of
                                          Securities will make a market for such
                                          Securities for so long as they remain
                                          outstanding, although such
                                          underwriter(s) will have no obligation
                                          to the Company or the related
                                          Securityholders so to make a market.

                                          See "Risk Factors--Limited Liquidity"
                                          herein.

The Residual Interest...............    With  respect  to  each  Trust,   the
                                          "Residual Interest" at any time
                                          represents the rights to the related
                                          Trust Property in excess of the
                                          Securityholders' interest of all
                                          series then outstanding that were
                                          issued by such Trust. The Residual
                                          Interest in any Trust Property will
                                          fluctuate as the aggregate Pool
                                          Balance of such Trust Property changes
                                          from time to time. A portion of the
                                          Residual Interest in any Trust may be
                                          sold separately in one or more public
                                          or private transactions.

Master Trusts; Issuance of
Additional Series...................    As may be described in the related
                                          Prospectus Supplement, the Company may
                                          cause one or more of the Trusts (such
                                          a Trust, a "Master Trust") to issue
                                          additional series of Securities from
                                          time to time. Under each Trust
                                          Agreement relating to a Master Trust
                                          (each, a "Master Trust Agreement"),
                                          the Company may determine the terms of
                                          any such new series. See "Description
                                          of the Securities--Master Trusts."

                                          The Company may cause the related
                                          Trustee to offer any such new series
                                          to the public or other investors, in
                                          transactions either registered under
                                          the Securities Act or exempt from
                                          registration thereunder, directly or
                                          through one or more underwriters or
                                          placement agents, in fixed-price
                                          offerings or in negotiated
                                          transactions or otherwise.

                                          A new series to be issued by a Master
                                          Trust which has a series outstanding
                                          may only be issued upon satisfaction
                                          of the conditions described herein
                                          under "Description of the
                                          Securities--Master Trusts". Securities
                                          secured by Receivables held by a
                                          Master Trust shall be entitled to
                                          monies received relating to such
                                          Receivables on a equal priority basis
                                          with other Securities issued pursuant
                                          to the other Trust Agreements by such
                                          Master Trust.

Cross-Collateralization.............    As  described in the related  Trust
                                          Agreement and the related Prospectus
                                          Supplement, the source of payment for
                                          Securities of each series will be the
                                          assets of the related Trust Property
                                          only.

                                          However, as may be described in the
                                          related Prospectus Supplement, a
                                          series or class of Securities may
                                          include the right to receive monies
                                          from a common pool of credit
                                          enhancement which may be available for
                                          more than one series of Securities,
                                          such as a master reserve account,
                                          master insurance policy or a master
                                          collateral pool consisting of similar
                                          Receivables. Notwithstanding the
                                          foregoing, and as described in the
                                          related Prospectus Supplement, no
                                          payment received on any Receivable
                                          held by any Trust may be applied to
                                          the payment of Securities issued by
                                          any other Trust (except to the limited
                                          extent that certain collections in
                                          excess of the amounts needed to pay
                                          the related Securities may be
                                          deposited in a common master reserve
                                          account or an overcollateralization
                                          account that provides credit
                                          enhancement for more than one series
                                          of Securities issued pursuant to the
                                          related Trust Agreement).

Trust Property......................    As  specified  in the related
                                          Prospectus Supplement, the Trust
                                          Property will consist of the related
                                          Contracts, and may include a security
                                          interest in the related Vehicles. If
                                          and to the extent specified in the
                                          related Prospectus Supplement, credit
                                          enhancement with respect to the Trust
                                          Property or any class of Securities
                                          may include any one or more of the
                                          following: a Policy issued by an
                                          insurer specified in the related
                                          Prospectus Supplement, a reserve
                                          account, letters of credit, credit or
                                          liquidity facilities, repurchase
                                          obligations, third party payments or
                                          other support, cash deposits or other
                                          arrangements. In addition to or in
                                          lieu of the foregoing, credit
                                          enhancement may be provided by means
                                          of subordination, cross-support among
                                          the Receivables or
                                          over-collateralization. See
                                          "Description of the Trust
                                          Agreement--Credit and Cash Flow
                                          Enhancement." The Contracts are
                                          obligations for the purchase of the
                                          Vehicles, or evidence borrowings used
                                          to acquire the Vehicles. As specified
                                          in the related Prospectus Supplement,
                                          the Contracts may consist of Rule of
                                          78s Contracts, Actuarial Contracts or
                                          Simple Interest Contracts. Generally,
                                          "Rule of 78s Contracts" provide for
                                          fixed level monthly payments which
                                          will amortize the full amount of the
                                          Contract over its term. The Rule of
                                          78s Contracts provide for allocation
                                          of payments according to the "sum of
                                          periodic balances" or "sum of monthly
                                          payments" method (the "Rule of 78s").
                                          Each Rule of 78s Contract provides for
                                          the payment by the Obligor of a
                                          specified total amount of payments,
                                          payable in monthly installments on the
                                          related due date, which total
                                          represents the principal amount
                                          financed and finance charges in an
                                          amount calculated on the basis of a
                                          stated annual percentage rate ("APR")
                                          for the term of such Contract. The
                                          rate at which such amount of finance
                                          charges is earned and,
                                          correspondingly, the amount of each
                                          fixed monthly payment allocated to
                                          reduction of the outstanding principal
                                          balance of the related Contract are
                                          calculated in accordance with the Rule
                                          of 78s. Under the Rule of 78s, the
                                          portion of each payment allocable to
                                          interest is higher during the early
                                          months of the term of a Contract and
                                          lower during later months than that
                                          under a constant yield method for
                                          allocating payments between interest
                                          and principal.

                                          Notwithstanding the foregoing, as
                                          specified in the related Prospectus
                                          Supplement, all payments received by
                                          the related Servicer on or in respect
                                          of the Rule of 78s Contracts may be
                                          allocated on an actuarial or simple
                                          interest basis.

                                          An "Actuarial Contract" provides for
                                          the amortization of the Contract over
                                          a series of fixed level monthly
                                          payments. Each Actuarial Contract
                                          provides for the payment by the
                                          Obligor of a specified total number of
                                          payments, payable in monthly
                                          installments on the related due date,
                                          which total represents the principal
                                          amount financed and finance charges in
                                          an amount calculated on the basis of a
                                          stated APR for the term of such
                                          Contract. The rate at which such
                                          amount of finance charges is earned
                                          and, correspondingly, the amount of
                                          each fixed monthly payment allocated
                                          to reduction of the outstanding
                                          principal balance of the related
                                          Contract are calculated in accordance
                                          with the actuarial method. Each
                                          scheduled monthly payment is deemed to
                                          consist of an amount of interest equal
                                          to one-twelfth of the stated APR of
                                          the Contract multiplied by the
                                          outstanding principal balance of the
                                          Contract and an amount of principal
                                          equal to the remainder of such
                                          scheduled monthly payment.

                                          "Simple Interest Contracts" provide
                                          for the amortization of the amount
                                          financed under the receivable over a
                                          series of fixed level monthly
                                          payments. However, unlike the monthly
                                          payment under Rule of 78s Contracts
                                          and Actuarial Contracts, each monthly
                                          payment consists of an installment of
                                          interest which is calculated on the
                                          basis of the outstanding principal
                                          balance of the receivable multiplied
                                          by the stated APR and further
                                          multiplied by the period elapsed (as a
                                          fraction of a calendar year) since the
                                          preceding payment of interest was
                                          made. As payments are received under a
                                          Simple Interest Contract, the amount
                                          received is applied first to interest
                                          accrued to the date of payment and the
                                          balance is applied to reduce the
                                          unpaid principal balance. Accordingly,
                                          if an Obligor pays a fixed monthly
                                          installment before its scheduled due
                                          date, the portion of the payment
                                          allocable to interest for the period
                                          since the preceding payment was made
                                          will be less than it would have been
                                          had the payment been made as
                                          scheduled, and the portion of the
                                          payment applied to reduce the unpaid
                                          principal balance will be
                                          correspondingly greater. Conversely,
                                          if an Obligor pays a fixed monthly
                                          installment after its scheduled due
                                          date, the portion of the payment
                                          allocable to interest for the period
                                          since the preceding payment was made
                                          will be greater than it would have
                                          been had the payment been made as
                                          scheduled, and the portion of the
                                          payment applied to reduce the unpaid
                                          principal balance will be
                                          correspondingly less. In either case,
                                          the Obligor pays a fixed monthly
                                          installment until the final scheduled
                                          payment date, at which time the amount
                                          of the final installment is increased
                                          or decreased as necessary to repay the
                                          then outstanding principal balance.

                                          If an Obligor elects to prepay a Rule
                                          of 78s Contract in full, it is
                                          entitled to a rebate of the portion of
                                          the outstanding balance then due and
                                          payable attributable to unearned
                                          finance charges. If a Simple Interest
                                          Contract is prepaid, rather than
                                          receive a rebate, the Obligor is
                                          required to pay
                                          interest only to the date of
                                          prepayment. The amount of a rebate
                                          under a Rule of 78s Contract
                                          calculated in accordance with the Rule
                                          of 78s will always be less than had
                                          such rebate been calculated on an
                                          actuarial basis and generally will be
                                          less than the remaining scheduled
                                          payments of interest that would be due
                                          under a Simple Interest Contract for
                                          which all payments were made on
                                          schedule. Distributions to
                                          Securityholders may not be affected by
                                          Rule of 78s rebates under the Rule of
                                          78s Contracts because pursuant to the
                                          related Prospectus Supplement such
                                          distributions may be determined using
                                          the actuarial or simple interest
                                          method.

                                          The related Prospectus Supplement will
                                          further describe the type and
                                          characteristics of the Contracts
                                          included in the Trust Property
                                          relating to the Securities offered
                                          pursuant to this Prospectus and the
                                          related Prospectus Supplement.

                                          The Company will either transfer
                                          Receivables to a Trust pursuant to a
                                          Pooling Agreement or pledge the
                                          Company's right, title and interest in
                                          and to such Receivables to a Trustee
                                          on behalf of Securityholders pursuant
                                          to an Indenture. The obligations of
                                          the Company, the Servicer, the related
                                          Trustee and the related Indenture
                                          Trustee, if any, under the related
                                          Trust Agreement include those
                                          specified below and in the related
                                          Prospectus Supplement.

                                          In addition, if so specified in the
                                          related Prospectus Supplement, the
                                          Trust Property will include monies on
                                          deposit in a Pre-Funding Account (the
                                          "Pre-Funding Account") to be
                                          established with the Trustee, which
                                          will be used to acquire Additional
                                          Receivables from time to time during
                                          the "Pre-Funding Period" specified in
                                          the related Prospectus Supplement. The
                                          Pre-Funding Account, if any, will be
                                          reduced during the related Pre-Funding
                                          Period by the amount thereof used to
                                          purchase Additional Receivables. Any
                                          amount remaining in the Pre-Funding
                                          Account at the end of the related
                                          Pre-Funding Period will be distributed
                                          to the related Securityholders, pro
                                          rata, on the Payment Date immediately
                                          following the end of the Pre-Funding
                                          Period.

                                          If and to the extent provided in the
                                          related Prospectus Supplement, the
                                          Company will be obligated (subject
                                          only to the availability thereof) to
                                          either transfer to a Trust or pledge
                                          to a Trustee on behalf of
                                          Securityholders, additional
                                          Receivables (the "Additional
                                          Receivables") from time to time during
                                          any Pre-Funding Period specified in
                                          the related Prospectus Supplement.

Special Payment
Features............................      The Receivables may contain the
                                          following special payment features:

                                          "Balloon" Payments: In a "balloon"
                                          payment Receivable, the final
                                          scheduled payment may be substantially
                                          higher than the preceding scheduled
                                          payments. Such balloon payment
                                          Receivables may have a higher risk of
                                          loss than Receivables that do not
                                          contain such a feature, as borrowers
                                          may have difficulty in paying (or
                                          refinancing) the large final payment.

                                          Adjustable Rate Receivables: Certain
                                          of the Receivables may calculate
                                          interest on an adjustable rate basis
                                          (an index such as Prime or LIBOR)
                                          rather than on a fixed rate basis.
                                          Such Receivables may be subject to
                                          minimum ("floors") and maximum
                                          ("caps") rates of interest. Such
                                          adjustable rate Receivables may have
                                          higher risk of loss than do
                                          Receivables with a fixed rate of
                                          interest, as borrowers may have
                                          difficulty
                                          paying the higher monthly payments
                                          which result from an increase in
                                          rates.

                                          "Pay for Performance" Program: The
                                          Company may offer loans in which the
                                          interest rate may decrease if the
                                          borrower maintains a steady history of
                                          timely payment over a specified period
                                          of time. Any such decrease in rate,
                                          although generally indicative of good
                                          performance, may result in decreased
                                          cash received by the related Issuer.

Registration of Securities..........    Securities may be represented by global
                                          securities registered in the name of
                                          Cede & Co. ("Cede"), as nominee of The
                                          Depository Trust Company ("DTC"), or
                                          another nominee. In such case,
                                          Securityholders will not be entitled
                                          to receive definitive securities
                                          representing such Securityholders'
                                          interests, except in certain
                                          circumstances described in the related
                                          Prospectus Supplement. See
                                          "Description of the Securities--Book
                                          Entry Registration" herein.

Credit and Cash Flow
Enhancement.........................    If and to the  extent  specified  in
                                          the related Prospectus Supplement,
                                          credit enhancement with respect to
                                          Trust Property or any class of
                                          Securities may include any one or more
                                          of the following: a Policy issued by
                                          an insurer specified in the related
                                          Prospectus Supplement (a "Security
                                          Insurer"), a reserve account, letters
                                          of credit, credit or liquidity
                                          facilities, third party payments or
                                          other support, cash deposits or other
                                          arrangements. Any form of credit
                                          enhancement will have certain
                                          limitations and exclusions from
                                          coverage thereunder, which will be
                                          described in the related Prospectus
                                          Supplement. See "Description of the
                                          Trust Agreement--Credit and Cash Flow
                                          Enhancement."

Repurchase Obligations and
the Receivables Acquisition
Agreement...........................    As more fully described in the related
                                          Prospectus Supplement, the Company
                                          will be obligated to acquire from the
                                          related Trust Property any Receivable
                                          which was transferred pursuant to a
                                          Pooling Agreement or pledged pursuant
                                          to an Indenture if the interest of the
                                          Securityholders therein is materially
                                          adversely affected by a breach of any
                                          representation or warranty made by the
                                          Company with respect to such
                                          Receivable, which breach has not been
                                          cured. In addition, if so specified in
                                          the related Prospectus Supplement, the
                                          Company may from time to time
                                          reacquire certain Receivables of the
                                          Trust Property, subject to specified
                                          conditions set forth in the related
                                          Trust Agreement.

Servicer's Compensation.............    The  Servicer  shall be entitled to
                                          receive a fee for servicing the Trust
                                          Property equal to a specified
                                          percentage of the value of such Trust
                                          Property, as set forth in the related
                                          Prospectus Supplement. See
                                          "Description of the Trust
                                          Agreements--Servicing Compensation"
                                          herein and in the related Prospectus
                                          Supplement.

Certain Legal Aspects
of the Contracts....................    With  respect  to the  transfer  of the
                                          Contracts to the related Trust
                                          pursuant to a Pooling Agreement or the
                                          pledge of the related Issuer's right,
                                          title and interest in and to such
                                          Contracts on behalf of Securityholders
                                          pursuant to an Indenture, the Company
                                          will warrant, in each case, that such
                                          transfer is either a valid transfer
                                          and assignment of the Contracts to the
                                          Trust or the grant of a security
                                          interest in the Contracts. Each
                                          Prospectus Supplement will specify
                                          what actions will be taken by which
                                          parties to perfect either the Issuer's
                                          or the Securityholders' security
                                          interest in the Contracts. The Company
                                          may also warrant that, if the transfer
                                          or pledge by it to the Trust or to the
                                          Securityholders is deemed to be a
                                          grant to the Trust or to the

                                          Securityholders of a security interest
                                          in the Contracts, then the related
                                          Issuer or the Securityholders will
                                          have a first priority perfected
                                          security interest therein, except for
                                          certain liens which have priority over
                                          previously perfected security
                                          interests by operation of law, and,
                                          with certain exceptions, in the
                                          proceeds thereof. Similar security
                                          interest and priority representations
                                          and warranties, as described in the
                                          related Prospectus Supplement, may
                                          also be made by the Company with
                                          respect to the Vehicles.

                                          Perfection of security interests in
                                          automobiles and light duty trucks is
                                          generally governed by the vehicle
                                          registration or titling laws of the
                                          state in which each vehicle is
                                          registered or titled. In most states,
                                          a security interest in a vehicle is
                                          perfected by notation of the secured
                                          party's lien on the vehicle's
                                          certificate of title. Each Prospectus
                                          Supplement will specify whether the
                                          Company, the Servicer or the Trustee,
                                          in light of the administrative burden
                                          and expense, will amend any
                                          certificate of title to identify the
                                          Company or the Trustee as the new
                                          secured party on the certificates of
                                          title relating to the Vehicles. See
                                          "Certain Legal Aspects of the
                                          Receivables."

                                          Each Prospectus Supplement will
                                          specify if the Company has filed or
                                          will be required to file UCC financing
                                          statements identifying the Vehicles as
                                          collateral pledged in favor of the
                                          related Trust or Trustee on behalf of
                                          the Securityholders. In the absence of
                                          such filings any security interest in
                                          the Vehicles will not be perfected in
                                          favor of the related Trust or Trustee.
                                          See "Certain Legal Aspects of the
                                          Receivables."

Optional Termination................    The  Servicer,  the Company,  or, if
                                          specified in the related Prospectus
                                          Supplement, certain other entities
                                          may, at their respective options,
                                          effect early retirement of a series of
                                          Securities under the circumstances and
                                          in the manner set forth herein under
                                          "Description of The Trust
                                          Agreement--Termination" and in the
                                          related Prospectus Supplement. Such
                                          termination may occur either at a date
                                          certain (e.g., thirty months following
                                          the issuance date) or at such time as
                                          the Pool Factor has declined to a
                                          specified level, which will generally
                                          not exceed 10%. The specific date
                                          and/or Pool Factor level at which such
                                          termination may occur with respect to
                                          a series of Securities shall be set
                                          forth in the related Prospectus
                                          Supplement.

Mandatory Termination...............    The  Trustee,  the  Servicer or certain
                                          other entities specified in the
                                          related Prospectus Supplement may be
                                          required to effect early retirement of
                                          all or any portion of a series of
                                          Securities by soliciting competitive
                                          bids for the purchase of the Trust
                                          Property or otherwise, under other
                                          circumstances and in the manner
                                          specified in "Description of The Trust
                                          Agreement--Termination" and in the
                                          related Prospectus Supplement. Such
                                          termination may occur either at a date
                                          certain (e.g., thirty months following
                                          the issuance date) or at such time as
                                          the Pool Factor has declined to a
                                          specified level, which will generally
                                          not exceed 10%. The specific date
                                          and/or Pool Factor level at which such
                                          termination may occur with respect to
                                          a series of Securities shall be set
                                          forth in the related Prospectus
                                          Supplement.

Tax Considerations..................    Securities of each series offered
                                          hereby will, for federal income tax
                                          purposes, constitute either (i)
                                          interests in a Trust treated as a
                                          grantor trust under applicable
                                          provisions of the Code ("Grantor Trust
                                          Securities"), (ii) debt issued by an
                                          issuing Trust ("Debt Securities"),
                                          (iii) interests in a Trust which is
                                          treated as a partnership ("Partnership
                                          Interests") or (iv) interests in a
                                          Trust which elects to be treated as a

                                          "financial asset securitization
                                          investment trust" (a "FASIT"). The tax
                                          characterization of any series of
                                          Securities will be described in the
                                          related Prospectus Supplement, and the
                                          related Opinion of tax counsel will be
                                          filed as part of a Current Report 8-K
                                          filing in connection with each
                                          issuance.

                                          Investors are advised to consult their
                                          tax advisors and to review "Federal
                                          Income Tax Consequences" in the
                                          related Prospectus Supplement.

ERISA Considerations................    The  Prospectus  Supplement for each
                                          series of Securities will summarize,
                                          subject to the limitations discussed
                                          therein, considerations under the
                                          Employee Retirement Income Security
                                          Act of 1974, as amended ("ERISA"),
                                          relevant to the purchase of such
                                          Securities by employee benefit plans
                                          and individual retirement accounts.
                                          See "ERISA Considerations" in the
                                          related Prospectus Supplement.

Ratings.............................    Each  Class of  Securities  offered
                                          pursuant to this Prospectus and the
                                          related Prospectus Supplement will be
                                          rated in one of the four highest
                                          rating categories by one or more
                                          "national statistical rating
                                          organizations", as defined in the
                                          Securities Exchange Act of 1934, as
                                          amended (the "Exchange Act"), and
                                          commonly referred to as "Rating
                                          Agencies". Such ratings will address,
                                          in the opinion of such Rating
                                          Agencies, the likelihood that the
                                          Issuer will be able to make timely
                                          payment of all amounts due on the
                                          related Securities in accordance with
                                          the terms thereof. Such ratings will
                                          neither address any prepayment or
                                          yield considerations applicable to any
                                          Securities nor constitute a
                                          recommendation to buy, sell or hold
                                          any Securities.

                                          The ratings expected to be received
                                          with respect to any Securities will be
                                          set forth in the related Prospectus
                                          Supplement.

                                  RISK FACTORS

                  Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

                  Subprime Lending May Pose Special Risks to Investors in the Securities. The Company's program is geared primarily to originating and acquiring Contracts in the so-called "subprime" automobile lending industry. The subprime market for credit consists of making loans which may not be made by traditional sources of credit, which in the automobile finance business is comprised of insured-deposit taking institutions such as banks, thrifts and credit unions, and finance companies which are "captives" (i.e., finance subsidiaries) of automobile manufacturers.

                  A loan may be considered "subprime" primarily for one, or both, of two reasons: borrower credit considerations and collateral considerations. It is also possible that the subprime automobile finance business is more susceptible to loss than other segments of the subprime lending business generally, such as subprime mortgage lending, due to the mobility and depreciation of the collateral.

                  "Subprime" borrowers are likely to be relatively weak credits who may be unable (or unwilling) to repay their loans. A borrower may be considered a "subprime" credit due to limited income, tarnished credit history (e.g., prior bankruptcy, history of delinquent payments on other types of installment credit) or a lack of credit history (i.e., a relatively young individual who has not yet developed a "credit history profile").

                  "Subprime" loans may also have less valuable collateral. Collateral considerations in the subprime automobile market primarily result from the financing, in many cases, of used vehicles. Although depreciation also affects new automobiles, the market value of an automobile which is several years old may be more difficult to ascertain than for a new vehicle since such value will depend on mileage and general condition, which may vary substantially for different vehicles of a similar model year.

                  As a result of all of the foregoing factors, the performance of a subprime portfolio may be more susceptible to performance deterioration than a prime portfolio, since the borrowers, being more marginal credits, are likely to be disproportionately affected by economic downturns, and since the collateral, often consisting of older, used vehicles, may be more difficult to value correctly.

                  "Subprime" asset-backed offerings are frequently guaranteed by a small number of Credit Enhancers, whose own credit may be adversely affected by a downturn in the subprime lending business. Another consideration with respect to the subprime automobile lending business relates to the degree to which the industry's asset-backed securities (such as the Securities offered hereby) are guaranteed, in whole or in part, by Credit Enhancers which themselves have assumed substantial exposure to this industry. See "Security Rating may be highly dependent on the ratings of an external Credit Enhancer" below. Although such Credit Enhancers typically have a "AAA" rating, if portfolios of subprime automobile receivables generally suffer lower than expected levels of performance, the ratings of such Credit Enhancers as have concentrated on this industry may be adversely affected, even if a specific receivables pool (such as one of the Company's pools) has not suffered such a lower than expected level of performance.

                  The Company's program has limited historical data available regarding loan performance. The Company's automobile finance business is relatively new, with the initial Contracts having been originated or acquired only in May of 1996. Consequently, the Company has not been able to develop meaningful statistics relating to the historical performance of its portfolio. As a result, it is unknown how the Company's portfolio performs relative to the portfolios of other subprime lenders.

                  Limited Liquidity May Result in a Securityholder Being Unable to Liquidate its Investment. It is not expected that any Securities offered hereby will be listed on any securities exchange. Such lack of exchange listing is likely to result in a relatively illiquid market for the Securities.

                  There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so.

                  Ownership of Contracts Will Not Necessarily Be Vested in the Related Trustee, with the result that delays and disruptions in payments may occur. The Company will warrant in a Trust Agreement that the transfer of the Contracts to the related issuing Trust is either a valid assignment, transfer and conveyance of the Contracts to the related issuing Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As set forth in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Company or the Servicer will retain possession of such Contracts; provided that in case the Company retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Company, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Company, the Servicer, the Trustee or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Company, the Servicer or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Company will be obligated to repurchase any Contract originated by the Company and currently in the related Trust Property if there is a breach of the Company's representations and warranties that materially and adversely affects the interests of the Trust in such Contract and such breach has not been cured.


                  Security Interests in Both the Receivables and the Underlying Vehicles May Not Be Valid Under Certain Circumstances. The transfer of the Receivables by the Company to the related issuing Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trustee's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trustee, with the result that such Receivable would no longer be available as part of the Trust Property for the related series of Securities. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trustee prior to the time such proceeds are deposited by the Servicer into a Trust Account. See "Certain Legal Aspects of the Receivables".

                  Except to the extent specified in the related Prospectus Supplement, each Contract will include a perfected security interest in the related Vehicle in favor of the Trustee, the Company (and, if perfected in the name of the Company, assigned pursuant to the related Trust Agreement to the Trustee for the benefit of the Securityholders) or the unaffiliated originator from whom the related Contract was purchased by the Company (and if perfected in the name of an unaffiliated originator, assigned to the Company pursuant to the related purchase agreement and assigned to the Trustee for the benefit of the Securityholders pursuant to the related Trust Agreement). However, to the extent provided in the related Prospectus Supplement, due to the administrative burden and expense, the certificates of title of the Vehicles securing certain Contracts which reflect the security interest of the Company or an unaffiliated originator in such Vehicles may not be endorsed to reflect the Trustee's interest therein or delivered to the Trustee. In the absence of such endorsement and delivery, the Trustee may not have a perfected security interest in such Vehicles. As a result, a third party buyer of a Vehicle for value from an Obligor may extinguish the interest of the Trust in the Vehicle, a subsequent perfected lienholder may obtain a security interest senior in right to that of the Trust, and a trustee in bankruptcy of the Company may be able to assert successfully that the Trust did not have a security interest in the Vehicle. In addition, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Trustee in the Vehicles.

                  Restrictions on Recoveries May Result in the Related Issuer Receiving Substantially Less Than the Face Amount of the Related Contract. Unless specific limitations are described on the related Prospectus

Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the Company or any other person or entity whatsoever. The Company will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

                  In the event that the Company or the Trustee must rely on repossession and disposition of Vehicles to recover scheduled payments due on defaulted contracts, i.e., Contracts which are seriously delinquent such as 90 or 120 days, or as to which the related Obligor has affirmatively indicated an inability or unwillingness to make payment ("Defaulted Contracts"), the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

                  Although the Transactions Will Be Structured So As to Minimize the Risks Associated with the Company's Bankruptcy, Such Safeguards May Not Eliminate All Such Risks. The Company will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Company under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the Trust Property becoming property of the estate of the Company within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the Company of one or more separate, limited-purpose subsidiaries (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors) and the creation of the related issuing Trusts by such a Finance Subsidiary. However, there can be no assurance that the activities of any Finance Subsidiary and/or any issuing Trust would not result in a court's concluding that the related Trust Property should not be considered property of the Company in a proceeding under any Insolvency Law.

                  While an originator is the Servicer, cash collections held by such originator may, subject to certain conditions, be commingled and used for the benefit of such originator prior to each Payment Date and, in the event of the bankruptcy of such originator, the Company, a Trust or Trustee may not have a perfected interest in such collections.

                  The Company believes that the transfer of the Receivables to the related issuing Trust should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of the Company, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Company to the related issuing Trust as a borrowing by the Company from the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the related Trustee for the related issuing Trust, in accordance with the Trust Agreement, may promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.


                  Obligors of the Vehicles may be entitled to assert against the Company or the related issuing Trust, if any, claims and defenses which they have against the Company with respect to the Receivables. The Company will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

                  Financial Condition of the Company May Be Relevant Even if the Intended Bankruptcy Characterization is Sustained. The Company is generally not obligated to make any payments in respect of the Securities or the Receivables of a specific Trust. If the Company were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

                  In certain circumstances, the Company will be required to acquire Receivables from the related Trust Property with respect to which such representations and warranties have been breached. In the event that the Company is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

                  Insurance on Vehicles Will Generally Be Required at the Time of Origination, Although No Assurance Can Be Given That Such Insurance Will Be Maintained. The Company generally requires that the Obligor insure the related Vehicle with a physical damage policy naming the Company or the related originator as loss payee. Although such insurance on the Vehicle is generally required at the time of the Contract origination, there can be no assurance that the Obligor will maintain the appropriate coverage on the Vehicle. Prior to the month of the policy expiration date, the Servicer will send a notice to the Obligor requesting that the Obligor notify the Servicer as to the status of the renewed policy. If the Servicer does not receive a response from the Obligor, the Servicer will send a second notification and await response from the Obligor regarding the policy status. The Company does not anticipate force placing insurance (i.e., obtaining such insurance coverage without the consent of the related Obligor) on the related Vehicles. The Company will represent and warrant to the related Trustee that each Vehicle was covered by a physical damage policy the time the related Contract was originated. However, the Company will not represent and warrant to the related Trustee that each Vehicle is in fact covered by a physical damage policy at the time the related Contract is transferred to the Trustee, although the Company will represent and warrant that the procedures described above will be followed with respect to each Vehicle. As a consequence of the foregoing, the Vehicles may not be covered by physical damage insurance and losses to Securityholders may result from such lack of coverage.

                  Delinquencies May Vary Over Time, and Any Increase in Delinquencies May Result in an Unanticipated Level of Loss. There can be no assurance that the historical levels of delinquencies and losses experienced by the Company on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the related Trust Property or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies, the failure to service the Receivables Pool adequately, or the transfer or relocation of the Servicing from the Company or any Sub-Servicer to a third party.

                  Provisions Applicable to a Series Will Have Adverse Consequences for the Subordinate Classes. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of the related series. Consequently, the risk of loss on the related Receivables pool may be disproportionately allocated to the holders of the more subordinate Classes, making the return on investment on such Classes highly sensitive to the loss and delinquency levels of the related pool.

                  The Company is Not Corporately Liable on the Securities, and the Only Source of Repayment Will Be the Related Trust Property. No Trust will have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Issuer or debt secured by the related Trust Property, and will not represent a recourse obligation to other assets of the Company. No Securities of any series will be insured or guaranteed by the Company, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

                  Master Trusts May Pose Spread Risks, Since Additional Series May Be Issued Without the Consent of the Holders of Prior Series. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities--Master Trusts."

                  Book-Entry Registration May Further Reduce Liquidity and May Lead to Payment Delays. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

                  Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

                  Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities--Book Entry Registration."

                  Security Rating May Be Highly Dependent on the Ratings of an External Credit Enhancer. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

                  The Rate of Payment on the Securities is Unpredictable, and May Be Highly Volatile; if the Actual Payment Rate Deviates from an Investor's Expectations, Such Investor's Yield May Be Reduced Substantially. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Servicer or the Company of Contracts from the related Trust Property on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Servicer or the Company of Contracts from the related Trust Property (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

                  The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust will experience.

                  Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

                  Limitations on Interest Payments and Repossessions May Result in Reduced and/or Delayed Payments. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose (repossess and sell at auction) on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.

                               THE TRUST PROPERTY

                  The Trust Property will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all monies (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables,
(vii) the rights of the Company under the related agreements pursuant to which the Company acquired the Receivables, directly or indirectly, from unaffiliated originators or dealers ("Receivables Acquisition Agreement") and (viii) interest earned on certain short-term investments held in such Trust Property, unless the related Prospectus Supplement specifies that such earnings may be paid to the Servicer or the Company. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Securities--Forward Commitments; Pre-Funding." In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust for the benefit of the holders of one or more classes of Securities.

                  The Receivables comprising the Trust Property will, as specifically described in the related Prospectus Supplement, be either (i) originated by the Company, (ii) originated by various manufacturers and acquired by the Company, (iii) originated by various Dealers and acquired by the Company or (iv) acquired by the Company, directly or indirectly, from unaffiliated originators or owners of Receivables.

                  The Trust Property will include Receivables with respect to which the related Contract or the related Vehicles is subject to federal or state registration or titling requirements.

                  The Receivables included in the Trust Property will be selected from those Receivables held by the Company based on the criteria specified in the applicable Trust Agreement and described herein under "The Receivables" and "Advanta's Automobile Financing Program" and in the related Prospectus Supplement.

                  With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Company or a Finance Subsidiary will form a Trust by transferring the related Receivables to a Trust pursuant to a Trust Agreement between the Company or a Finance Subsidiary and the Trustee.

                  The Receivables comprising the Trust Property will generally have been originated by the Company or acquired by the Company, directly or indirectly, from unaffiliated originators in accordance with the

Company's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Property will be described in all material respects in the related Prospectus Supplement.


                                   THE ISSUERS

                  With respect to each series of Securities, the Company will establish a separate Trust that, pursuant to the related Trust Agreement, will issue such Securities. For purposes of this Prospectus and the related Prospectus Supplement, the related issuing Trust, is sometimes referred to as the "Issuer" with respect to such Securities.



                  Upon the issuance of the Securities of a given series, the proceeds from such issuance will be generally used by the related Issuer to purchase Receivables. The Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and the Company, as may be set forth in the related Prospectus Supplement.


                  If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the related Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure the Defaulted Contracts. In such event, the factors described above under "Risk Factors--Ownership of Contracts will not necessarily be vested in the related Trustee, with the result that delays and disruptions in payments may occur", "Risk Factors--Security Interests in both the Receivables and the underlying Vehicles may not be valid under certain circumstances" and "Risk Factors--Restrictions on Recoveries may result in the related Issuer receiving substantially less than the face amount of the related Contract" and described below under "Certain Legal Aspects of the Receivables" may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.


                                 THE RECEIVABLES


Receivables Pools

                  Information with respect to the Receivables in the related Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cut-off Date.


The Contracts

                  As specified in the related Prospectus Supplement, the Contracts may consist of Rule of 78s Contracts, Actuarial Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis so that such payments may be accounted for, and presented on a basis consistent with, the payments on the Securities, which will in no case be based on the Rule 78s' method.

                  An "Actuarial Contract" provides for the amortization of the Contract over a series of fixed level monthly payments. Each Actuarial Contract provides for the payment by the Obligor of a specified total number of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the actuarial method. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Contract multiplied by the outstanding principal balance of the Contract and an amount of principal equal to the remainder of such scheduled monthly payment.

                  "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts or the Actuarial Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

                  If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial or simple interest method.


Delinquencies, Repossessions, and Losses

                  Certain information relating to the Company's delinquency, repossession and loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in the Company's portfolio during certain specified periods. As of the Cut-Off Date with respect to any issuance of Securities, the related Trust Property will not contain more than 5% (by aggregate unpaid principal balance) of Contracts which are 30-59 days delinquent. This information may include, among other things, the experience with respect to all Contracts in the Company's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and loss experience on any Trust Property will be comparable to the Company's prior experience.

Maturity and Prepayment Considerations

                  As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of factors, such as increasing or declining rates of interest, the rate of inflation, an improvement in the related Obligors' credit standing, and availability of alternative sources of financing. In addition, under certain circumstances, the Company will be obligated to acquire Receivables from the related Trust Property pursuant to the applicable Trust Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

                  The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.


                     ADVANTA'S AUTOMOBILE FINANCING PROGRAM


Overview

                  Advanta Auto Finance Corporation ("Advanta" or the "Company"), a wholly-owned subsidiary of Advanta Mortgage Holding Company, was established as an automotive finance company specializing in subprime automobile financing. Advanta is primarily engaged in the indirect financing of automotive purchases by consumers who have experienced credit problems, who are attempting to re-establish credit, who may not yet have sufficient credit history or who do not wish to deal with the traditional sources of financing (i.e., banks).

                  Typical consumer characteristics include: customer has multiple delinquencies reported on his credit record, consumer's credit history includes judgments, charge-offs, bankruptcy or repossession, consumer delinquency due to health or other reasons, divorce or unemployment, consumer either a renter or homeowner or living with relatives, consumer's request for financing turned down by banks and captives and underlying collateral either a new or used vehicle.

                  Advanta offers an array of products to existing originators in order to establish long-term relationships. Advanta's products are marketed to existing originators through regional business development managers. Advanta purchases the closed, subprime automobile finance Contracts, which are originated by the existing originators and subsequently assigned, directly or indirectly, to Advanta, on a flow and pool basis.

                  Product determination criteria typically includes: the type of collateral (i.e., year, age and mileage), time at residence, time at employer, amount of gross monthly income, amount of selling price, trade-in value and advance rate via the National Automobile Dealers Association Book ("NADA"), or the Dealer's Invoice, debt-to-income ratio, car payment-to-income ratio, credit bureau risk score and prior or current automobile credit.


Underwriting

                  Advanta has policies and procedures in place to address the controls needed to analyze prospective credit applicants. Such procedures include verifying and evaluating the credit bureau report as well as other credit information obtained by the existing originator and the applicant.

                  Automobile finance Contracts which are delivered on a flow basis are generally underwritten in accordance with Advanta's established underwriting guidelines. These guidelines are reviewed and revised continuously based upon opportunities and prevailing conditions in the subprime automobile market, as well as the expected market for the resulting securities.

                  For Contracts purchased on a flow basis, the existing originators are trained to underwrite to Advanta's underwriting criteria. As a result, the Contracts purchased generally comply with established guidelines. Any exceptions must have compensating factors and must be approved by the appropriate level of authority at Advanta prior to funding. During the underwriting process for flow Contracts, the underwriter assesses both the borrower's ability and willingness to repay the obligation as well as the underlying vehicle collateral.

                  All Contracts are secured by either a new or used vehicle. Vehicles financed must have general market acceptance. Advanta Auto Finance uses the Dealer's Invoice, NADA, Kelley Blue Book and Vintek appraisals to establish vehicles values. Valuations must be on an "as-is" basis.

                  Eligible Contract collateral includes new and used cars, vans and light trucks from automobile manufacturers actively engaged in new car sales in the United States. Typical Contract characteristics may include: vehicle age ranging from current year to five years of age, minimum loan amount of $5,000, maximum loan amount of $30,000, mileage at the end of the contract term cannot exceed 110,000 miles, maximum term of 60 months, minimum downpayment of 10% of vehicle selling price, maximum advance rate of 110% of NADA trade, Kelley wholesale or the Dealer's Invoice plus extras, debt to income ratio not to exceed 45% and minimum credit bureau risk scores. A credit report is required for all flow applicants. The credit report can be generated by either Equifax (BEACON score), TransUnion (EMPIRICA score) or TRW (FICO score).

                  The Company's Contract flow underwriting process includes the evaluation of residence stability, employment history, credit history, ability to pay, amount of income, debt ratio, credit bureau score and the value of the collateral. As a result, the existing originator's applications, which are written on the existing originator's documents, are underwritten to Advanta's established underwriting guidelines which are generally consistent for the auto finance contracts delivered on a flow basis. For the flow originations, the Company generally funds the existing originator's closed contracts within three months of origination.

                  Contracts which are delivered on a pool basis may be originated by a variety of originators under differing underwriting guidelines. When reviewing potential pool acquisitions, the existing originator's underwriting guidelines are reviewed and either deemed acceptable or unacceptable to the Company. If deemed acceptable, Advanta will generally cause the Contracts acquired on a pool basis to be reviewed on a sample basis. Such review may be performed by Advanta or by a third party acting at the direction of Advanta. In addition to reviewing the underwriting guidelines, the Company will generally request the following contract-specific information: the vehicle identification number, the type of Contract (i.e., Rule of 78s, pre-computed, actuarial, Simple Interest, Balloon, fixed or adjustable rate), the vehicle make, model and year, the vehicle mileage, the debt-to-income ratio, the credit bureau risk score, the monthly income, the time at current/prior residence, the time at current/prior employer and the downpayment percentage. Pool originators are typically reviewed to verify that all applicable state laws including required licensing are adhered to. A quality control compliance review as well as an operational review may also be performed.

                  Generally, each loan package must contain the original note agreement or retail installment sales contract, the title application or Division of Motor Vehicles lien receipt and proof of comprehensive/collision insurance.


Originators

                  Advanta purchases automobile finance contracts nationwide through originators. Originators may include, but are not limited to, brokers, small/large regional/national banks, finance companies and credit unions as well as other sources of subprime automobile financing.

                  Each originator must be approved by the appropriate level of authority at Advanta prior to Advanta purchasing Contracts from them. Documents generally required to be submitted to Advanta include: an executed standard purchase agreement, year-end financials, a list of major trade and finance references and a list of owners, partners, shareholders and officers. Moreover, the minimum net worth requirement for each originator is approximately $250,000.

                  Prospective originators are subject to extensive reviews by Advanta. The reviews allow Advanta to ascertain whether or not the prospective originator meets Advanta's requirements. Specifically, Advanta will analyze the potential originator's financial statements, determine whether they possess adequate net worth and determine whether they conduct business in accordance with Advanta's established standards. Before purchasing Contracts from a potential originator, Advanta will require detailed information concerning the originator's contracts and agreements. Generally this documentation includes retail installment sales contracts for each state in which the originator conducts business, dealer agreements and marketing materials for pertinent programs. Additionally, the originator's outside counsel will normally assist in the process of drafting purchase agreements, providing sale opinions, obtaining lien perfection and filing UCC's. Advanta can terminate an originator relationship at any time.

                                  POOL FACTORS

                  The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

                  As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.


                                 USE OF PROCEEDS

                  Except as provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be used by the Company for the acquisition of the related Receivables, for general corporate purposes, including, but not limited to, the purchase of additional Receivables from Dealers, repayment of indebtedness and general working capital purposes. The Company expects that it will make additional transfers of Receivables to the Trust from time to time, but the timing and amount of any such additional transfers will be dependent upon a number of factors, including the volume of Contracts originated by the Company, prevailing interest rates, availability of funds and general market conditions.


                          THE COMPANY AND THE SERVICER

                  Advanta is a wholly-owned subsidiary of Advanta Mortgage Holding Company. Advanta was incorporated in Nevada on October 20, 1995. Advanta purchases and causes to be serviced automobile loans which are originated and assigned to Advanta by automobile dealers. Advanta's executive offices are located at 500 Office Center Drive, Suite 400, Fort Washington, Pennsylvania 19034; telephone (215) 444-4200.


                                   THE TRUSTEE

                  The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

                  With respect to each series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee will be specified in the related Prospectus Supplement.


                          DESCRIPTION OF THE SECURITIES


General

                  The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

                  All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

                  The Securities will generally be issued in the form of debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                  Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate, if applicable.

                  A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                  If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                  In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.


General Payment Terms of Securities

                  As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                  The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date will be a specified date in each month, e.g., the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, a specified date in every third month; and in the case of semi-annual pay Securities, a specified date in every sixth month) and the Record Date will either be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs, or the close of business on the business day preceding such Payment Date.

                  Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                  In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

                  Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities. Such events which may result in an early amortization event will generally consist of (i) the Company's inability to deliver sufficient, additional Receivables to maintain the revolving period,
(ii) an event of default by the Company or the Servicer (i.e., the Company's or the Servicer's failure to perform their respective duties under the related Trust Agreement) and (iii) the occurrence of a bankruptcy event with respect to the Company or the Servicer.

                  Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

                  As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interests in the Trust Property or represent debt secured by the related Trust Property.


Master Trusts

                  As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Company may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Residual Interest in the related Master Trust. Under each such Master Trust Agreement, the Company may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts;
(vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Company, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

                  Each Master Trust Agreement provides that the Company may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Company will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Company may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

                  Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New Issuance is to occur, the Company shall have given the related Trustee, the Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Company shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Company shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Company shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) the delivery of officers' certificates by the Company confirming the satisfaction of such conditions to such Master Trust New Issuance. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.


Indexed Securities

                  To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index (each, an "Index") or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

                  Depending upon the Index used, the yield to maturity of an Indexed Security may be highly volatile. Such yield will be a function of the performance of the Index, and not necessarily of the level of interest rates generally, as will be the case with Securities offered hereby which are not Indexed Securities. Indexed Securities, to the extent offered, are likely to be appropriate investments only for sophisticated investors which would purchase such Securities as part of an overall hedging strategy, even though such Securities would be secured, as a credit matter, by the related pool of automobile loan receivables.

                  If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus

Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

                  Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.


Book-Entry Registration

                  As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

                  Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

                  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

                  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

                  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

                  The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholders of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

                  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

                  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

                  DTC will advise the Trustee in respect of each series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

                  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

                  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

                  Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


Definitive Notes

                  As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

                  Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

                  Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

                  Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


Reports to Securityholders

                  With respect to each series of Securities, on or prior to each Payment Date for such series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Property setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

                       (i) the amount of the distribution with respect to each
                  class of Securities;

                       (ii) the amount of such distribution allocable to
                  principal;

                       (iii) the amount of such distribution allocable to
                  interest;

                       (iv) the Pool Balance, if applicable, as of the close of
                  business on the last day of the related Remittance Period;

                       (v) the aggregate outstanding principal balance and the
                  Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

                       (vi) the amount paid to the Servicer, if any, with
                  respect to the related Remittance Period;

                       (vii) the amount of the aggregate purchase amounts for
                  Receivables that have been reacquired, if any, for such Remittance Period; and

                       (viii) the amount of coverage under any letter of credit,
                  financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

                  Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable. The actual information to be set forth in statements to Securityholders of a series will be described in the related Prospectus Supplement.

                  Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in
(ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.


Forward Commitments; Pre-Funding

                  An Issuer may enter into an agreement (each, a "Forward Purchase Agreement") with the Company whereby the Company will agree to transfer additional Receivables to such Issuer following the date on which such Issuer is established and the related Certificates are issued. The Issuer may enter into Forward Purchase Agreements to permit the acquisition of additional Receivables that could not be delivered by the Company or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Receivables so transferred to the Issuer conform to the requirements specified in such Forward Purchase Agreement.

                  If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more Classes of Securities of the related Series; the additional Receivables will be transferred to the related Issuer in exchange for money released to the Company from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; a Funding Period will generally not exceed three months, and in no event will exceed nine months. The Forward Purchase Agreement or the related Trust Agreement will require that, if all monies originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining monies will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.

                  During the Funding Period the monies deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Issuer as an "investment company" under the Investment Company Act of 1940, as amended.

                  The related Forward Purchase Agreement and/or Trust Agreement will set forth the standards and required characteristics for pre-funded Receivables; such standards and required characteristics will require that the principal statistical measurements of the final pool do not vary materially from the final pool as it is required to appear, as disclosed in the related Prospectus Supplement. In most cases this will also mean that the final pool will not vary materially, in terms of its principal statistical characteristics, from the original pool (i.e., the pool before the addition of the pre-funded Receivables). For purposes of the foregoing, the "principal statistical characteristics" will be the weighted average Coupon Rate, weighted average remaining term to maturity and geographic distribution of Obligors.

                  The related Prospectus Supplement will present the disclosure concerning the effect on the related Trust of the pre-funded Receivables on an aggregate basis; i.e., the related Prospectus Supplement will describe the characteristics of the entire pool of Receivables (on an aggregate basis) following the addition of the pre-funded Receivables.

                  In the event that the Company is unable to deliver sufficient additional, qualifying Receivables to utilize fully the Pre-Funding Account monies, the remaining monies will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. It is expected that such monies will be so applied at par, i.e., with the payment of any prepayment or other "make-whole" type premium. Depending upon the movement of interest rates from the pricing date of the related Securities to the date of such prepayment, holders of the prepaid class(es) may be unable to reinvest such prepaid amounts at a yield equal to (or in excess of) the yield that they were expecting to receive on their Securities. Furthermore, if an investor purchased such Securities at a premium prior to such prepayment, such investor could suffer a loss due to the prepayment being made at par, rather than at a premium.

                  The Company expects to disclose, in its periodic reports to be filed with respect to each issuance of Securities, as required by the Exchange Act, the status of any Pre-Funding Account as of each Payment Date occurring during the related Funding Period. Following the end of any Funding Period the Company will file, in a Current Report on Form 8-K, statistical information regarding the additional Receivables added to the related Trust Property during such Funding Period. Such information will be presented in a similar fashion as the information on the original pool in the related Prospectus Supplement, and will be presented for the pool of additional Receivables in isolation, as well as for the entire pool of Receivables (on an aggregate basis) following the addition of the pre-funded Receivables.


                       DESCRIPTION OF THE TRUST AGREEMENTS

                  The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Property will be created and the related Securities in respect of such Trust Property will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Origination of the Receivables by the Company

                  On the closing date specified with respect to any given series of Securities (the "Closing Date"), the Company or a Finance Subsidiary will transfer Receivables originated by the Company to the related issuing Trust pursuant to a Pooling Agreement. The obligations of the Company or a Finance Subsidiary and the Servicer under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                  As more fully described in the related Prospectus Supplement, the Company will be obligated to acquire from the related Trust Property its interest in any Receivable transferred to a Trust if the interest of the related Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Company of the breach. In addition, if so specified in the related Prospectus Supplement, the Company may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Trust Agreement.


Accounts

                  With respect to each series of Securities, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

                  Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

                  For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to the approval of the Rating Agencies and the related Credit Enhancer, if any, Eligible Investments may include securities issued by the Company, the Servicer or their respective affiliates or other trusts created by the Company or its affiliates (any such Eligible Investments described in this sentence, "Company Investment Contracts"). A Company Investment Contract will be a funding agreement designed to allow the Company or the related Servicer access to the money held in the related Trust Account prior to the date on which such money is required to make distributions to the Securityholders. In effect, the money in the Trust Accounts will be invested in a note issued by the Company or the related Servicer. Any such Company Investment Contract would be employed to lessen the effects of "negative carry" or "negative arbitrage" on the structure of the Securities, i.e., to permit the reinvestment of the Trust Account monies at a higher rate than would be obtainable through investment of other types of Eligible Investments. The terms of any Company Investment Contract will be described in the related Prospectus Supplement, and a copy thereof will be filed with the Commission on a Current Report in connection with the issuance of the related Securities.

                  Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

                  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.


The Servicer

                  The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be the Company, its designee, or an affiliate of the Company and may have other business relationships with the Company or the Company's affiliates. The Servicer with respect to each series will service the Receivables contained in the Trust Fund for such series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

                  The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by the Servicer under the related Trust Agreement.


Servicing Procedures

                  Each Trust Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables which are part of the Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities) may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Vehicle securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".


Payments on Receivables

                  With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit into the Collection Account all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within three (3) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Monies deposited in such collection facility for Trust Property may be commingled with funds from other sources.


Servicing Compensation

                  As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets of the Trust Property, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates). Generally, the Servicing Fee will be paid prior to any distribution to the related Securityholders.

                  The Servicer will also collect and retain any late fees, late charges with respect to interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

                  The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending billing statements to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.


Distributions

                  With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable Trustee to the holders of Certificates (the "Certificateholders") of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

                  With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.


Credit and Cash Flow Enhancements

                  The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

                  The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Statements to Indenture Trustees and Trustees

                  Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".


Evidence as to Compliance

                  Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

                  Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Trust Agreement.

                  Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.


Certain Matters Regarding the Servicers

                  Each Trust Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Agreement.

                  Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

                  Under the circumstances specified in any such Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under such Trust Agreement.


Servicer Default

                  Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for more than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for more than thirty (30) days after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or
(2) to the Servicer, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 50% of the voting rights of such outstanding Securities; (iii) any Insolvency Event; and (iv) any claim being made on a Policy issued as Credit Enhancement. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


Rights upon Servicer Default

                  As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 50% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.


Waiver of Past Defaults

                  With respect to each Trust, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.


Amendment

                  As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.


Insolvency Event

                  As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Property, the related Trust will terminate, and the Receivables of the related

Trust Property will be liquidated and each such Trust will be terminated
90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Company) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to an Obligor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

                  Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Company, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.


Termination

                  With respect to each Trust, the obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust Property, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Property, as of the end of any Collection Period immediately preceding a Payment Date, if the Pool Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Property, all such remaining Receivables at a price equal to the aggregate of the loan balances thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

                  If and to the extent provided in the related Prospectus Supplement with respect to the Trust Property, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Property will be sold to the highest bidder.

                  As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


General

                  The transfer of Receivables by the Company or its Finance Subsidiary to the Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.


Security Interests in the Financed Vehicles

                  General

                  Retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the related automobiles and light duty trucks under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

                  Perfection

                  Pursuant to the Trust Agreement, the Company will sell and assign the Receivables it has originated or acquired and its security interests in the Vehicles to the Trustee. Alternatively, the Company may sell and assign the Receivables and its interest in the Vehicles to a Finance Subsidiary which will, in turn, sell and assign such Receivables and related security interests to the Trustee. Each of the related Prospectus Supplements will specify whether, because of the administrative burden and expense, the Company, the Servicer or the Trustee will amend any certificate of title to identify the Trustee as the new secured party on the certificates of title relating to the Vehicles. Each of the related Prospectus Supplements will specify the UCC financing statements to be filed in order to perfect the transfer to the Finance Subsidiary of Receivables and the transfer by the Finance Subsidiary to the Trustee of the Receivables. Further, although the Trustee will not rely on possession of the Receivables as the legal basis for the perfection of its interest therein or in the security interests in the Vehicles, the Servicer, as specified in the related Prospectus Supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

                  A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of such states, the assignment by the Company of its interest in the Receivables to the Trustee under the related Trust Agreement is an effective conveyance of the security interest of the Company in the Receivables, and specifically, the Vehicles, without such re-registration and without amendment of any lien noted on the related certificate of title, and (subject to the immediately succeeding paragraphs) the Trustee will succeed to the Company's rights as secured party.

                  Although re-registration of a Vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error, the notation of the Company's or the unaffiliated originator's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In the related Trust Agreement, the Company or its Finance Subsidiary will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the Company failed to obtain a first priority perfected security interest, the Company's security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the Company's or the Finance Subsidiary's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Company or Finance Subsidiary would be required to repurchase the related Receivables from the Trustee unless the breach were cured.

                  Continuity of Perfection

                  Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

                  Priority of Certain Liens Arising by Operation of Law

                  Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Company will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the Company's repurchase obligation under the related Trust Agreement.


Repossession

                  In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).


Notice of Sale; Redemption Rights

                  The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.


Deficiency Judgments and Excess Proceeds

                  The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

                  Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.


Consumer Protection Laws

                  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair
Credit Reporting Act, the Fair

Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

                  The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

                  Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

                  Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Trust Agreement and may create an obligation of the Company to repurchase such Receivable unless the breach were cured.

                  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

                  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

                  As specified in the related Prospectus Supplement, the Company (or its Finance Subsidiary, if any) will represent and warrant under the related Trust Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Trust Agreement and would create an obligation of the Company (or its Finance Subsidiary, if any) to repurchase such Receivable unless the breach were cured.

Soldiers' and Sailors' Civil Relief Act of 1940

                  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Receivable (including an Obligor who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.


Other Limitations

                  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support (as specified in each Prospectus Supplement), could result in losses to the Securityholders.


                         FEDERAL INCOME TAX CONSEQUENCES

                  The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Dewey Ballantine LLP, special federal tax counsel for the Company ("Federal Tax Counsel"), is of the opinion that the discussion hereunder fully and fairly discloses all material federal tax risks associated with the purchase, ownership and disposition of the Notes and Certificates. The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on all of the issues discussed below. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

                  Federal Tax Counsel will, in addition to delivering its opinion with respect to the discussion set forth herein, deliver separate opinions in connection with each issuance of Securities. Such opinions will be delivered at pricing, and will be filed on a Current Report within two business days of pricing (and in any event prior to the issuance of the related Securities).

                  The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

                  The federal income tax consequences to Securityholders will vary depending on whether the Trust will be treated as a partnership under the Code, whether the Trust will be treated as a grantor trust, whether the Trust will be treated as a FASIT or whether it is intended that the Trust serve as a security device for the issuance of Securities that are to be treated as indebtedness for federal income tax purposes. The Prospectus Supplement for each series of Securities will specify whether the Trust will be treated as a partnership, a grantor trust, a FASIT or is intended to serve as a security device as just described.


                         TRUSTS TREATED AS PARTNERSHIPS


Tax Characterization of the Trust as a Partnership

                  Federal Tax Counsel will deliver its opinion that a Trust which is intended to be a partnership, as specified in the related Prospectus Supplement, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

                  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.


Tax Consequences to Holders of the Notes Issued by a Partnership


                  Treatment of the Notes as Indebtedness. The Company will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that in its opinion the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.


                  Treatment of Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., generally 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

                  Treatment of Interest Income. Based on the above assumptions the Notes generally will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, as principal payments are made on the Note. However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount, and premium on the Note using the constant yield method. See "Trusts Treated as Grantor Trusts--Taxation of Holders if Stripped Bond Rules Do Not Apply--Election to Treat All Interest as OID" for a discussion of such election. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

                  A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under
Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

                  Treatment Upon Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, (i) increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and (ii) decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


                  Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Foreign Investor, as defined below, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Investor and the Foreign Investor (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Company
(including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Company is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Investor and providing the Foreign Investor's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Foreign Investor that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.


                  Any gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year, and (iii) in the case of gain representing accrued interest or OID, the conditions described in the immediately preceding paragraph are satisfied.

                  If the interest income or gain realized on a Note held by a Foreign Investor is effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, such interest income or gain realized will be exempt from the withholding tax previously discussed if the holder provides an appropriate and timely statement on Form 4224, although the Foreign Investor generally will be subject to United States federal income tax on the interest income or gain realized at regular federal income tax rates. In addition, if the Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

                  For purposes of this tax discussion, a Foreign Person or Foreign Investor is any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income taxation regardless of source, or (iv) a trust other than a "Foreign Trust," as such term is defined in Section 7701(a)(31) of the Code.

                  Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing, among other things, the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                  Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the Issuer will treat the Notes as indebtedness for federal income tax purposes, the Servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.


Tax Consequences to Holders of the Certificates Issued by a Partnership


                  Treatment of the Trust as a Partnership. The Company will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes and the Company is not clear because there is no authority on transactions closely comparable to that contemplated herein.



                  For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Comapny or the Trust. Generally, provided such Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership.


                  Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

                  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

                  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although Federal Tax Counsel is unable to opine that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

                  All of some of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

                  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Such deductions may also be subject to reduction under
Section 68 of the Code if the individual's adjusted gross income exceeds certain limits.

                  The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

                  Discount and Premium. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

                  If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement so provides.
Any such allocation will be disclosed in the related Prospectus Supplement.

                  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. Treasury regulations provide that if a termination occurs the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

                  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

                  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. To avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

                  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

                  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase takes place.

                  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Affiliated Purchaser is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

                  Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

                  Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-l. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

                  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.


                  The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.


                  Tax Consequences to Foreign Certificateholders. As discussed below, an investment in a Certificate is not suitable for any Foreign Person, as defined above, which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such Foreign Person.

                  No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to a Foreign Person of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other Foreign Persons. Also, in such cases, a Foreign Person that is a corporation may be subject to the branch profits tax. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.


                  If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a United States federal individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a Foreign Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See "--Tax Consequences to Holders of the Notes Issued by a Partnership-Foreign Holders" for a discussion of portfolio interests. As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders would be subject to United States Federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A Foreign Person would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should
                                       50
consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

                  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                        TRUSTS TREATED AS GRANTOR TRUSTS


Tax Characterization of the Trust as a Grantor Trust

                  As specified in the related Prospectus Supplement, if a partnership election is not made and the Certificates are not treated as debt for federal income tax purposes as discussed below, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

                  Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

                  Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such holder's other miscellaneous itemized deductions exceed two percent of such holder's adjusted gross income. Such deductions may also be limited by Code Section 68 for an individual whose adjusted gross income exceeds certain limits. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.


Taxation of Holders If Stripped Bond Rules Apply

                  In the absence of comprehensive regulations, Federal Tax Counsel is unable to opine as to the tax treatment of stripped bonds. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See "--Original Issue Discount" herein. Based on the preamble to the Section 1286 Treasury regulations, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury regulations, assuming all other requirements for treatment as qualified stated interest are satisfied, and such income will be so treated in the Trustee's tax information reporting.

                  Original Issue Discount. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. Although the proper method is not entirely clear, the Trust intends to calculate the daily portions of OID with respect to a Stripped Bond generally as follows. A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

                  With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.


Taxation of Holders If Stripped Bond Rules Do Not Apply

                  Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is unclear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

                  If a premium is not subject to amortization using a reasonable prepayment assumption or it prepays faster than the prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable.

                  Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

                  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

                  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, Federal Tax Counsel is unable to opine as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount.

                  A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

                  Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.


Taxation of Holders Regardless of Whether Stripped Bond Rules Apply

                  Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Subject to the discussion of market discount above, such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

                  Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

                  Non-U.S. Persons. To the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is a Foreign Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is a Foreign Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would be considered portfolio interest and would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is the beneficial owner, is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the Obligor is not a natural person in order to qualify for the exemption from withholding. See "--Tax Consequences to Holders of the Notes Issued by a Partnership--Foreign Holders" for a discussion of when interest will constitute portfolio interest.

                  Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


                  CERTAIN SECURITIES TREATED AS INDEBTEDNESS


                  Upon the issuance of Notes that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications the Notes will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion.


                  The Company and the related issuing Trust will express in the Trust Documents their intent that for federal, state and local income and franchise tax purposes, the Notes will be indebtedness secured by the Receivables. The Company and the related issuing Trust will agree and each Noteholder, by acquiring an interest in a Note, agrees or will be deemed to agree to treat the Notes as indebtedness for federal state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Company expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

                  In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Notes.

                  While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Noteholders and that the Notes are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."


Taxation of Income of Debt Securityholders


                  As set forth above, it is expected that Federal Tax Counsel will advise the Company and the related issuing Trust that the Notes will constitute indebtedness for Federal income tax purposes, and accordingly, holders of Notes generally will be taxed in the manner described above in "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued by a Partnership."


                  If the Notes are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued by a Partnership") a United States holder of a Notes (including a cash basis holder) generally would be required to accrue the OID on its interest in a Note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Notes is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Note is "unconditionally payable" and hence that all of such interest should be included in the Note's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Note constitutes "qualified stated interest" that is not included in a Note's stated redemption price at maturity. Consequently, prospective investors in Notes should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Notes as "qualified stated interest".


Tax Characterization of Trust

                  Consistent with the treatment of the Notes as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Notes. In connection with the issuance of Notes of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the issuance of the Notes of such series will not cause the applicable Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.


Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

                  The opinion of Federal Tax Counsel with respect to Debt Securities will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Securityholders and that the proper classification of the legal relationship between the Company and/or the related issuing Trust and some or all of the Debt Securityholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Company currently does not intend to comply, or to cause any issuing Trust to comply, with the federal income tax reporting requirements that would apply if any Classes of Debt Securities were treated as interests in a partnership or corporation.



                  If a transaction were treated as creating a partnership between the Company and the Debt Securityholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Securityholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Security could differ if the Debt Securities were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Securities. Finally, all or a portion of any taxable income allocated to a Debt Securityholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.


                  If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Securityholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Securityholders. Moreover, distributions on Securities that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Securities generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.


Foreign Investors

                  If the IRS were to contend successfully that the Notes are interest in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the related Trust that is allocable to a Foreign Investor and such Foreign Investor would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

                  Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Notes is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, the Foreign Investor would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Trusts Treated as Partnerships--Tax Consequences to Holders of the Certificates Issued by the Partnership--Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the consequences of an equity investment by a Foreign Investor in an entity characterized as a partnership.

                  If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30% unless such rate were reduced or eliminated by an applicable income tax treaty.


                            STATE AND LOCAL TAXATION

                  The discussion above does not address the tax treatment of a Trust, the Certificates, the Notes or the holders of Certificates or Notes of any series under state and local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust, the Certificates, the Notes and the consequences of purchase, ownership or disposition of the Certificates and Notes under any state or local tax law.


                              ERISA CONSIDERATIONS

                  The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                             METHODS OF DISTRIBUTION

                  The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

                  The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                    1. By negotiated firm commitment or best efforts
                       underwriting and public re-offering by underwriters;

                    2. By placements by the Company with institutional
                       investors through dealers;

                    3. By direct placements by the Company with institutional
                       investors; and

                    4. By competitive bid.


                  If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

                  In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Company.

                  It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof. The Commission is of the opinion that indemnification for securities law violations is contrary to the public policy expressed in the federal securities laws, and, consequently, that such indemnification provisions are unenforceable.

                  The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

                  Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

                  Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

                  Certain specified Trust Property will secure each series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities, except for serial issuances by a Master Trust. Accordingly, no financial statements with respect to any Trust Property will be included in this Prospectus or in the related Prospectus Supplement.

                  A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.


                             ADDITIONAL INFORMATION

                  This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

                  Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


Accrual Securities..................................................6
Additional Receivables.............................................11
Adjustable Rate Receivables........................................11
Advanta.............................................................4
APR.............................................................9, 21
Balloon Payments...................................................11
caps...............................................................11
Cede...............................................................12
CEDEL Participants.................................................30
Certificateholders.................................................36
Certificates.....................................................1, 4
Class...............................................................1
Closing Date...................................................32, 33
Collection Account.................................................34
Commission..........................................................2
Commodity Indexed Securities.......................................28
Company.............................................................4
Company Investment Contracts.......................................34
Contracts........................................................1, 4
Cooperative........................................................30
Credit Enhancement.................................................19
Credit Enhancer....................................................19
Currency Indexed Securities........................................28
Dealers.............................................................4
Debt Securities....................................................13
Defaulted Contracts................................................17
Definitive Securities..............................................31
Depositaries.......................................................29
Direct Participants................................................19
Distribution Account...............................................34
DTC................................................................12
Eligible Deposit Account...........................................34
Eligible Institution...............................................34
Eligible Investments...............................................34
ERISA..............................................................14
Euroclear Operator.................................................30
Euroclear Participants.............................................30
Exchange Act....................................................2, 14
Face Amount........................................................29
FASIT..............................................................14
Federal Tax Counsel................................................44
Finance Subsidiary.................................................17
Fixed Income Securities.............................................6
floors.............................................................11
Forward Purchase Agreement.........................................32
FTC Rule...........................................................43
Funding Period.....................................................32
Grantor Trust Securities...........................................13
Holder-in-Due-Course Rule..........................................43
Indenture...........................................................5
Indenture Trustee...................................................5
Index..............................................................28
Indexed Commodity..................................................28
Indexed Currency...................................................28
Indexed Principal Amount...........................................28

Indexed Securities.................................................28
Indirect Participants..........................................19, 29
Insolvency Event...................................................38
Insolvency Laws....................................................17
Interest Rate....................................................2, 6
Investment Company Act..............................................8
Investment Earnings................................................34
Issuer..........................................................4, 21
market discount....................................................53
Master Trust........................................................8
Master Trust Agreement..............................................8
Master Trust New Issuance..........................................27
negative arbitrage.................................................34 negative carry.....................................................34
Noteholders........................................................36
Notes............................................................1, 4
Participants.......................................................29
Partnership Interests..............................................13
Pass-Through Rate...................................................2
Pay for Performance Program........................................12
Payment Date....................................................7, 26
Policy...........................................................1, 5
Pool Balance.......................................................25
Pool Factor........................................................25
Pooling Agreement...................................................5
Pre-Funding Account............................................11, 32
Pre-Funding Period.................................................11
Prepayment.........................................................19
principal statistical characteristics..............................33
Prospectus Supplement...............................................1
Rating Agencies....................................................14
Ratings Effect.................................................19, 28
Receivables......................................................1, 5
Receivables Acquisition Agreement..................................20
Record Date.....................................................7, 26
Registration Statement..............................................2
Relief Act.....................................................20, 44
Remittance Period...................................................7
Residual Interest...................................................8
Rule of 78s.....................................................9, 21
Rule of 78s Contracts...........................................9, 21
Rules..............................................................30
Section 1286 Treasury Regulations..................................51
Securities..........................................................1
Securities Act......................................................2
Security Insurer...................................................12
Securityholders.....................................................7
Senior Securities...................................................6
Servicer.........................................................1, 4
Servicer Default...................................................37
Servicing Agreement.................................................5
Servicing Fee......................................................35
Servicing Fee Rate.................................................35
Short-Term Note....................................................46
Simple Interest Contracts......................................10, 22
Stock Index........................................................28
Stock Indexed Securities...........................................28
Strip Securities....................................................6
Stripped Bond......................................................51
Subordinate Securities..............................................7
Terms and Conditions...............................................31

Trust............................................................1, 4
Trust Accounts.....................................................34
Trust Agreement.................................................5, 33
Trust Property................................................1, 4, 9
Trustee.............................................................5
Vehicles.........................................................1, 5
Vendors.............................................................4

                                     ANNEX I


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                  Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

                  Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

                  Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

                  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

                  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


                  Initial Settlement

                  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

                  Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


                  Secondary Market Trading

                  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

                  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                  Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear

Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

                  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

                  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

                  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

                  Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

                  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

                  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

                  On April 22, 1996, the IRS proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

                  The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder and thereunder shall under any circumstance create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                       -------------------------------

                               Table of Contents
                                                                          Page
                                                                          ----
                             PROSPECTUS SUPPLEMENT
AVAILABLE INFORMATION........................................................2
REPORTS TO THE NOTEHOLDERS...................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................2
SUMMARY......................................................................4
RISK FACTORS................................................................10
FORMATION OF THE TRUST......................................................11
THE TRUST PROPERTY..........................................................12
USE OF PROCEEDS.............................................................12
YIELD AND PREPAYMENT CONSIDERATIONS.........................................12
THE RECEIVABLES POOL........................................................14
THE SELLER..................................................................18
THE COMPANY AND THE MASTER SERVICER.........................................18
THE INSURER.................................................................20
DESCRIPTION OF THE NOTES....................................................22
DESCRIPTION OF THE TRUST DOCUMENTS..........................................24
CREDIT ENHANCEMENT..........................................................31
THE POLICY..................................................................32
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................33
STATE TAX CONSIDERATIONS....................................................34
ERISA CONSIDERATIONS........................................................34
RATINGS.....................................................................35
UNDERWRITING................................................................35
NOTICE TO CANADIAN RESIDENTS................................................36
EXPERTS.....................................................................37
LEGAL OPINIONS..............................................................37
INDEX OF DEFINED TERMS......................................................38
                                  PROSPECTUS
Prospectus Supplement........................................................2
Available Information........................................................2
Incorporation of Certain Documents by
   Reference.................................................................2
Reports to Securityholders...................................................3
Summary of Terms.............................................................4
Risk Factors................................................................11
The Trust Property..........................................................21
The Issuers.................................................................22
The Receivables.............................................................22
Advanta's Automobile Financing Program......................................24
Pool Factors................................................................25
Use of Proceeds.............................................................26
The Company and the Servicer................................................26
The Trustee.................................................................26
Description of the Securities...............................................27
Description of the Trust Agreements.........................................35
Certain Legal Aspects of the Receivables....................................41
Federal Income Tax Consequences.............................................46
State and Local Taxation....................................................58
ERISA Considerations........................................................58
Methods of Distribution.....................................................59
Legal Opinions..............................................................59
Financial Information.......................................................60
Additional Information......................................................60
Index of Terms..............................................................61
Annex I - Global Clearance Settlement and
           and Tax Documentation Procedures................................A-1
                       -------------------------------

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Notes described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


$__________



Advanta Automobile

Receivables Trust 1999-_


$__________
Class A-1 ____% Asset
Backed Notes

$__________
Class A-2 ___% Asset
Backed Notes






Advanta Automobile Receivables
Corp. I
Seller

Advanta Auto Finance
Corporation
Master Servicer



-----------------------------------------------------------
[Name of Underwriter]
-----------------------------------------------------------


Prospectus Supplement

Dated __________ __, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.


SEC Filing Fee......................................................            $  55,058
Trustee's Fees and Expenses.........................................               15,000
Legal Fees and Expenses.............................................              212,500
Accounting Fees and Expenses........................................               30,000
Printing and Engraving Expenses.....................................               35,000
Blue Sky Qualification and Legal Investment Fees and Expenses.......               10,000
Rating Agency Fees..................................................               40,000
Certificate Insurer's Fee...........................................               40,000
Miscellaneous.......................................................              200,000

--------------------------------------------------------------------            ---------
TOTAL                                                                           $ 637,558

------------------------------

*    In accordance with Rule 429 under the Securities Act of 1933, the

     Prospectus included herein is a combined prospectus which also relates to the Prior Registration Statement. The amount of securities eligible to be sold under the Prior Registration Statement ($46,206,000, as of January
     25, 1999) shall be carried forward to this Registration Statement. A filing fee of $55,058.18 is paid pursuant to this Registration Statement.
     The filing fee related to the amount being carried forward was paid when the Prior Registration Statement was filed.

Item 15.  Indemnification of Directors and Officers.


        Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

        Section 8 of the Certificate of Incorporation of Advanta Auto Finance
Corporation provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities. Advanta Corp., the ultimate corporate parent of Advanta Auto Finance Corporation, maintains certain policies of liability insurance coverage for the officers and directors of Advanta Corp. and certain of its subsidiaries, including Advanta Auto Finance
Corporation.

        The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that Advanta Auto Finance Corporation will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse Advanta Auto Finance Corporation with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

        Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents'

                                      II-1


status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.


Item 16.  Exhibits.


    1.1        Form of Underwriting Agreement - Notes.**
    1.2        Form of Underwriting Agreement - Certificates.**
    3.1         Certificate of Incorporation of Advanta Auto Finance Corporation.**
    3.2         By-Laws of Advanta Auto Finance Corporation.**
    4.1        Form of Indenture between the Trust and the Indenture Trustee.**
    4.2        Form of Indenture between the Sponsor and the Indenture Trustee.**
    4.3        Form of Pooling and Servicing Agreement.**
    4.4        Form of Trust Agreement.**
    5.1        Opinion of Dewey Ballantine LLP with respect to validity.*
    8.1        Opinion of Dewey Ballantine LLP with respect to tax matters.*
   10.1        Form of Receivables Acquisition Agreement.**
   23.1        Consents of Dewey Ballantine (included in Exhibits 5.1 and 8.1 hereto).
   99.1        Form of Prospectus Supplement - Certificates and Notes.**
   99.2        Form of Prospectus Supplement - Notes.**
   99.3        Form of Prospectus Supplement - Certificates.**
   99.4        Form of Prospectus Supplement - Master Trust.**

--------------------------

*    Previously filed.
** Incorporated by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-19733)


Item 17.  Undertakings.

        A.        Undertaking in respect of indemnification

                           Insofar as indemnification for liabilities arising
under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

        B.        Undertaking pursuant to Rule 415.

                  The Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the Prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) to include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        C.        Undertaking pursuant to Rule 430A.


                           The Registrant hereby undertakes:

                           (1) For purposes of determining any liability under
the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (2) For the purpose of determining any liability
under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) With respect to Securities styled as Notes, the
Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act."

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Washington, State of Pennsylvania on the 25th day of January, 1999. As of the date hereof, the Registrant reasonably believes that the Security rating requirement for asset-backed offerings on Form S-3 will be met at the time of each sale.


                            ADVANTA AUTO FINANCE CORPORATION

                            By:      /S/ DAVID E. PLANTE
                                 ---------------------------------------
                                 Name:   David E. Plante
                                 Title:  President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                 Title                                  Date
              ---------                                 -----                                  ----
     /S/ DAVID E. PLANTE                Director and President                            January 25, 1999
----------------------------------     (Principal Executive Officer)
           David E. Plante

     /S/ MARK T. DUNSHEATH              Vice President and Treasurer                      January 25, 1999
----------------------------------      (Principal   Financial   Officer  and
          Mark T. Dunsheath             Principal Accounting Officer)

     /S/ MILTON RISEMAN                 Director and Chairman of the Board                January 25, 1999
----------------------------------      of Directors
            Milton Riseman